Exhibit 2.1

2 JULY 2012

AGREEMENT RELATING TO

THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF

SHL GROUP HOLDINGS 1 LIMITED AND

CERTAIN SHARES IN SHL GROUP HOLDINGS 3 LIMITED

between

THE SELLERS

and

THE CORPORATE EXECUTIVE BOARD COMPANY (UK) LIMITED

(as Buyer)

and

THE CORPORATE EXECUTIVE BOARD COMPANY

(as Guarantor)

and

VSS COMMUNICATIONS PARTNERS IV, L.P.

(as Qwiz Guarantor)

WEIL, GOTSHAL & MANGES

110 Fetter Lane London EC4A 1AY

Tel: +44 (0) 20 7903 1000 Fax: +44 (0) 20 7903 0990

www.weil.com

i

TABLE OF CONTENTS

(continued)

AGREED FORM DOCUMENTS

1.	Indemnity for lost share certificates.

2.	Directors resignation letter.

3.	Debt CP Satisfaction Letter.

4.	Announcements.

5.	Commitment Letter.

6.	Example Funds Flow.

ii

THIS AGREEMENT is made as a deed on 2 July 2012 between the following parties:

(1)	THE PERSONS whose names and addresses are set out in Schedule 1, (the “Sellers”);

(2)	THE CORPORATE EXECUTIVE BOARD COMPANY (UK) LIMITED, a company registered in England & Wales, under number 04917634, whose registered office is at Victoria House Fourth Floor, 37-63 Southampton Row, Bloomsbury Square, London WC1B 4DR (the “Buyer”);

(3)	THE CORPORATE EXECUTIVE BOARD COMPANY, a Delaware corporation whose headquarters are at 1919 North Lynn Street, Arlington, VA 22209, United States as guarantor (the “Guarantor”); and

(4)	VSS COMMUNICATIONS PARTNERS IV, L.P., a Delaware Limited partnership whose office is at Park Avenue Plaza, 55 East 52nd Street—33rd Floor, New York, NY 10055 (the “Qwiz Guarantor”).

RECITALS:

(A)	SHL Group Holdings 1 Limited is a company registered in England under number 05919061, whose registered office is at The Pavilion, 1 Atwell Place, Thames Ditton, Surrey, KT7 0NE (“SHL 1”). Particulars of SHL 1 are set out in Schedule 2 Part A.

(B)	SHL Group Holdings 3 Limited is a company registered in England under number 05919149, whose registered office is at The Pavilion, 1 Atwell Place, Thames Ditton, Surrey, KT7 0NE (“SHL 3”). Particulars of SHL 3 are set out in Schedule 2 Part B.

(C)	Each SHL 1 Seller is the owner of, and is entitled to transfer or procure the transfer of the legal and beneficial title to, the number of SHL 1 Shares which are set opposite his name in Schedule 1.

(D)	The SHL 3 Seller is the owner of, and is entitled to transfer or procure the transfer of the legal and beneficial title to, the number of SHL 3 Shares which are set opposite his name in Schedule 1.

(E)	The Sellers have agreed to sell and procure the sale of, and the Buyer has agreed to purchase, all the Shares on and subject to the terms of this Agreement (the “Transaction”).

(F)	The Guarantor is the holding company of the Buyer and has become a party to this agreement for the limited purpose of entering into the guarantee set out in clause 3.6.

IT IS AGREED:

1	INTERPRETATION

1.1	In this Agreement (including its Recitals and Schedules), the words and expressions set out below have the meanings given to each of them respectively:

“Accounting Principles” has the meaning given in Schedule 8;

“Actual Debt Items Payable Amount” the amount equal to the amount by which any of the Debt Items have been paid, settled, discharged or reduced between the Locked Box Date and the Working Capital Completion Date other than through the use of the Buyer’s Cash; less the amount equal to any amounts actually received by the Group derived from any of the Debt Items, between the Locked Box Date and the Working Capital Completion Date;

“Actual Swap Termination Amount” the amount (if any) receivable by the Group (expressed as a positive number) or payable by the Group (expressed as a negative number) (in either case, net of costs) in each case in respect of the termination of the Swap at Completion;

“Actual Tax Liability” all Tax incurred by the Group from the Locked Box Date to the Working Capital Completion Date (expressed as a positive number) minus (i) any amount of such Tax paid, settled, discharged or reduced between the Locked Box Date and the Working Capital Completion Date other than through the use of Buyer’s Cash; and/or (ii) any amount of such Tax reclassified as Working Capital at the Working Capital Completion Date;

“Agreed Rate” 7 per cent. per annum;

“Agreement” this agreement (made as a deed) including the Schedules;

“Announcements” the announcements in the agreed form;

“Balance Sheet Date” 31 December 2011;

“Bank Break Fee Amount” the break fees which become payable by a member of the Group to any lender under the Facilities Agreements upon the prepayment or repayment of the Bank Debt except to the extent discharged prior to the Working Capital Completion Date or using Sellers’ Cash;

“Bank Debt” the indebtedness of each Group member at Completion under the Facilities Agreements, together with accrued interest up to and including the Completion Date and any redemption premium or penalty or other fee arising or payable thereon as a result of or in connection with prepayment or repayment at Completion of the amounts outstanding under the Facilities Agreements (excluding the Bank Break Fee Amount, the Actual Swap Termination Amount and any Emergency Borrowing);

“Bank Security” means all Encumbrances entered into in connection with the Bank Debt;

“Base Consideration” has the meaning given in clause 3.1.1;

“Business Day” any day (except any Saturday or Sunday) on which banks in the City of London and in New York are open for general banking business;

“Buyer’s Cash” all of the cash and cash equivalents which accrue in the Group from and including the day immediately following the Working Capital Completion Date up to and including the Completion Date calculated by reference to the Group’s accounting records plus the Cash;

“Buyer’s Group” (i) the Buyer, (ii) a person which is a subsidiary undertaking or a holding company of the Buyer and (iii) any of such person’s subsidiary undertakings and holding companies;

“Buyer’s Warranties” those warranties set out in Schedule 5;

“Cash” the amount of (i) the Restricted Cash; plus (ii) any other cash of the Group at the Working Capital Completion Date up to a maximum of the Cash Headroom Amount;

“Cash Headroom Amount” £2,000,000;

“Claim” any claim arising under or in respect of a breach of any Warranty under this Agreement;

“Code” the United States Internal Revenue Code of 1986, as amended;

“Commitment Letter” has the meaning given in clause 6.1.2;

“Competition Condition Filing” the filing to be made in connection with the Transaction under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Completion Date” the date on which Completion occurs;

“Completion” completion of the sale and purchase of the Shares pursuant to this Agreement in accordance with its terms;

“Completion Schedule” has the meaning in clause 7.3;

“Completion Statement” the statement of Working Capital, Cash, Actual Debt Items Payable Amount and the Actual Tax Liability as at the Working Capital Completion Date to be prepared by the Buyer in accordance with Schedule 8;

“Confidential Information” means the Buyer Confidential Information (as defined in clause 13.1) and the Seller Confidential Information (as defined in clause 13.2);

“Consideration” the amount to be paid for the Shares in accordance with the terms of this Agreement as described in clause 3.1;

“Contingent Consideration” the amount of any payment which becomes payable by the Buyer to the Sellers in accordance with clauses 3.15 to 3.17 (both inclusive);

“Data Room” means the electronic data room made available to the Buyer on behalf of the Sellers in relation to the Transaction;

“Debt” the sum of the Bank Debt (including for the avoidance of doubt the Overdraft Facilities but disregarding any amount drawn down under the Overdraft Facilities drawn in accordance with clause 5 to the extent clause 5.2 does not apply) plus the Shareholder Debt Amount plus the Financial Debt at Completion (each expressed as a positive number) calculated in accordance with Schedule 8;

“Debt Items” items 2, 3, 4, 5, 7, 8, 9, 10 and 12 in the table on page 12 of the Deloitte Project Orange Addendum Due Diligence Report dated 30 May 2012, as at the Locked Box Date;

“Debt Items Amount” £7,500,000 being the amount equal to the net balance of the Debt Items;

“Debt Statement” the statement of Debt, Actual Swap Termination Amount and Interest Amount as at the Completion Date to be prepared by the Buyer in accordance with Schedule 8;

“Disclosure Letter” means the disclosure letter given by the Management Warrantors under the terms of the Management Warranty Deed;

“Disclosed” disclosed (or deemed disclosed) with sufficient detail and in context to enable a reasonably diligent buyer to identify and understand the nature of the matter being disclosed;

“Disclosed Seller Transaction Costs” any professional fees (including without limitation, the fees of Deloitte LLP incurred in connection with the Transaction), expenses or other costs of any of the Sellers paid or agreed to be paid or incurred or owing (in connection with the transaction contemplated by this Agreement) by any member of the Group since the Locked Box Date (in each case including any unrecoverable VAT) the details of which are set out in the Completion Schedule;

“DSS” U.S. Defence Security Service;

“EBT” SHL Group Holdings 1 EBT 2006 Trust;

“Emergency Borrowing” has the meaning given to it in clause 5.1;

“Employee Benefit Retirement Arrangement” retirement, death, disability or life insurance benefit schemes or arrangements provided by any Group member other than mandatory social security arrangements and mandatory collective bargaining arrangements;

“Employer Contributions” has the meaning given to it in the definition of Permitted Leakage;

“Encumbrance” any charge, debenture, mortgage, pledge, lien, assignment, hypothecation, security interest, title retention, pre-emption rights, rights of first refusal, or other security agreement or arrangement;

“Estimated Cash” the estimate of the Cash calculated in accordance with Schedule 8;

“Estimated Interest Amount” the estimate of the Interest Amount payable at Completion;

“Estimated Debt” the estimate of the Debt at Completion calculated in accordance with Schedule 8 and as set out in the Completion Schedule;

“Estimated Swap Termination Amount” the estimated amount (if any) receivable by the Group (expressed as a positive number) or payable by the Group (expressed as a negative number) (in either case, net of costs) in each case in respect of the termination of the Swap at Completion, calculated in accordance with Schedule 8 and as set out in the Completion Schedule;

“Estimated Tax Liability” the estimate of the Actual Tax Liability calculated in accordance with Schedule 8 and as set out in the Completion Schedule;

“Estimated Debt Items Payable Amount” the estimate of the Actual Debt Items Payable Amount calculated in accordance with Schedule 8 and as set out in the Completion Schedule;

“Estimated Working Capital” the estimate of the Working Capital at the Working Capital Completion Date, calculated in accordance with Schedule 8 and as set out in the Completion Schedule;

“Example Funds Flow” the draft allocation of the Consideration in the agreed form;

“Facilities Agreements” (i) the senior facilities agreement, dated 13 September 2006, between, among others, SHL 4 as original borrower, SHL 3 and SHL 4 as original guarantors and CIT Capital Finance (UK) Limited as arranger, agent, security trustee, original issuing bank and as original lender (as amended by an amendment letter dated 24 October 2006 and an amendment and restatement agreement dated 31 January 2007, an amendment and restatement agreement dated 27 March 2009 and an amendment and restatement agreement dated 10 January 2011) and (ii) the mezzanine facility agreement, dated 13 September 2006, between, among others, SHL 3 as the original borrower, SHL 4 as the original guarantor and CIT Capital Finance (UK) Limited as arranger, agent, security trustee and as original lender (as amended by an amendment letter dated 24 October 2006, an amendment and restatement agreement dated 31 January 2007, an amendment and restatement agreement dated 27 March 2009 and an amendment and restatement agreement dated 10 January 2011) but excluding the Swap;

“Financing Agreements” has the meaning given in Schedule 5;

“Financial Debt” indebtedness at Completion of a Group member for or with respect to borrowed cash or guaranteed obligations or recourse factoring (together with any accrued interest thereon up to the Completion Date and any costs in association with the incurrence and/or repayment of the same) owed to any person, other than: (i) trade credit or indebtedness in the ordinary course; (ii) acceptances of trade bills in respect of purchases made by any Group member in the ordinary course of business; (iii) under the Bank Debt (including Emergency Borrowing) and the Shareholder Debt; (iv) borrowing from other Group members or the Buyer’s Group; (v) pursuant to any arrangement with any third party which has been Disclosed on or prior to the date of this Agreement; or (vi) Bank Break Fee Amount and the Actual Swap Termination Amount;

“Finance Providers” has the meaning given in clause 7.8;

“FOCI” has the meaning given in clause 6.1.2;

“Governmental Entity” in relation to anywhere in the world, any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including the European Union;

“Group” SHL 1 and its subsidiary undertakings, and “Group member”, “Group company” or “member of the Group” shall be construed accordingly;

“IB Settlement Amount” the amount of £178,000 being the amount payable in accordance with the settlement agreement dated 28 June 2012 and set out in Annex 3 of the Disclosure Letter;

“Initial Working Capital Amount” has the meaning given in clause 3.1.14;

“Interest Amount” the amount of interest which accrues at the Agreed Rate on the aggregate of the Consideration and the Bank Debt (excluding any amount of the Overdraft Facilities drawn after the Working Capital Completion Date) from (but excluding) the Working Capital Completion Date to (and including) the Completion Date;

“Institutional Sellers” the SHL 1 Institutional Sellers and the SHL 3 Institutional Seller;

“Intellectual Property Rights” patents, trademarks, service marks, trade names, internet domain names, rights in designs, copyrights (including rights in computer software), moral rights, database rights and utility models of any Group member, in each case whether registered or unregistered;

“Law” all civil and common laws, statutes, subordinate legislation, treaties, regulations, directives, decisions, by laws, ordinances, circulars, codes, orders, notices, demands, decrees, injunctions, resolutions or judgments of any Governmental Entity in any jurisdiction having in each case the force of law;

“Leakage” any of the following which occur after the Locked Box Date (excluding, for the avoidance of doubt, any payments and/or any other transfer of value between Group members), and on or before Completion:

(a)	any dividend, or distribution, bonus or commission declared, paid or made (or treated as declared, paid or made) by any Group member to any of the Sellers;

(b)	any payments made (or future benefits granted, including management, service or monitoring fees) by any Group member to any of the Sellers or any of their Related Persons;

(c)	any payments made by any Group member (other than to another Group member) in respect of any share capital or other securities of any Group member being issued, redeemed, purchased or repaid, or any other return of capital or otherwise;

(d)	any Employer Contributions in excess of those detailed in the Completion Schedule;

(e)	any withholding on account of Taxation on any payments or distributions of Consideration made to any Seller which are required to be withheld by law, to the extent that such withholding on account of Taxation is required to be paid by any Group member without the same amount having been deducted from the Consideration and paid to the relevant Group member in accordance with clause 3.18 or otherwise accounted for to the relevant Group member at no cost to the Group;

(f)	the waiver by any Group member of any amount owed to that Group member by any of the Sellers or any of their Related Persons;

(g)	any payment made or agreed to be made (or any waiver or agreement to waive such payment) by any Group member of any fees, bonuses, incentives or expenses incurred by or on behalf of any of the Sellers or their Related Persons (including, without limitation, any professional or advisory fees which are not Disclosed Seller Transaction Costs) in connection with the preparation for, negotiation or consummation of the transactions contemplated by this Agreement;

(h)	any liability or obligation assumed or indemnity incurred by any member of the Group in connection with the Transaction whether or not in favour of any Sellers or any of their Related Persons;

(i)	any Taxation incurred, paid or payable by the Group in respect of any of the matters set out in (a) to (h) above less any deduction obtained in respect of such Taxation and any amount of such Tax which is accounted for to the relevant Group member at no cost to the Group; or

(j)	the agreement or undertaking by any Group member to do any of the matters set out in (a) to (i) above,

but excluding any Permitted Leakage;

“Locked Box Date” 31 March 2012;

“Long Stop Date” 30 September 2012;

“Management Accounts” the unaudited consolidated management accounts of SHL 1 drawn up to each month end in accordance with the Group’s accounting policies and reporting processes;

“Management Loans” the £3,825.48, £3,825.48 and £7,802.90 nominal value unsecured loan notes issued by SHL Group Holdings 2 Limited (together with all interest (including any default interest) accrued thereon) to James Baywater, Peter Humphreys and Ivor Brinkman respectively provided at 1.5.4.1, 1.5.4.2 and 1.5.4.3 of the Data Room;

“Management Warrantors” each member of the Operating Committee;

“Mandatory Jurisdiction” the United States;

“Material Customer” a customer representing annual revenues of at least £1,000,000;

“NISPOM” has the meaning given in clause 6.1.2;

“Objection Notice” has the meaning given in Schedule 8;

“Operating Committee” the operating committee of the Group comprising Andrew Bradshaw, Nikki Hall, Emma Lancaster, David Leigh, Paul Levett, Robert Morgan, Caroline Paxman, Elaine Pulakos, Robert Stephens and Mike Tims;

“Overdraft Facilities” the revolving credit facilities of the Group forming part of the Facilities Agreements;

“PDRI” Personnel Decisions Research Institutes, Inc.;

“Permitted Leakage” any:

(a)	monies paid to any Seller or any Seller’s Related Person, including VAT thereon in accordance with the contracts disclosed or described at 6.9, 6.14 and 6.15 of the Data Room, in his capacity as a director, employee or consultant by way of director’s fees or benefits, employee remuneration or benefits, consultant’s fees or director’s, employee’s or consultant’s expenses, in each case properly paid in accordance with the terms of his employment, appointment or consultancy, in each case, and in accordance with past practice and disregarding, for these purposes, any modification or amendment to such contracts since the Locked-Box Date;

(b)	payments of (i) any interest payable on the Shareholder Debt pursuant to and in accordance with the terms of the PIK Notes and the Management Loans (and disregarding, for these purposes, any modification or amendment to the terms of the PIK Notes and Management Loans since the Locked-Box Date) using the Sellers’ Cash and (ii) any principal amount of the Shareholder Debt using the Sellers’ Cash;

(c)	monies paid to any Seller under any pre-existing employee incentive arrangement disclosed or described at 6.2, 6.6, 6.9, 6.14 and 6.15 of the Data Room (to the extent such arrangement is disclosed in the Data Room) in accordance with their current employment agreement, but only to the extent such payments are consistent with past practice and disregarding, for these purposes, any modification or amendment to such incentive arrangement since the Locked-Box Date;

(d)	any payments set out in Schedule 6 (the “Management Fees”);

(e)	the Disclosed Seller Transaction Costs;

(f)	any Taxation which arises or is incurred in respect of any of the payments or matters envisaged in paragraphs (a) and (e) above;

(g)	any employer’s National Insurance or similar social security contributions payable by any Group member (and any associated interest and penalties) arising in relation to and limited to:

(i)	payments in connection with the Transaction (including but not limited to payments of Consideration and payments of bonuses by the Employee Benefit Trust);

(ii)	the vesting or exercise of share options, share awards or incentive awards in connection with the Transaction;

(iii)	any loans made to employees in respect of which interest has not been paid in cash during the life of such loans,

(together, the “Employer Contributions”);

(h)	any payroll taxes paid by any Group member in respect of matters listed in (g) above in respect of which the relevant Group member has been put in funds by the relevant employee; and/or

(i)	the IB Settlement Amount,

in respect of items (d), (e), (f) and (g) above, only to the extent (i) paid settled, discharged or reduced between the Locked Box Date and the Working Capital Completion Date other than through the use of the Buyer’s Cash; or (ii) through the reclassification as Working Capital at the Working Capital Completion Date; or (iii) settled using Sellers’ Cash.

“PIK Notes” the £70,458,240 secured loan notes issued by SHL Group Holdings 2 Limited and listed on the Channel Island Stock Exchange (together with all interest (including any default interest) accrued thereon);

“Pro Forma Completion Statement” the pro forma completion statement in Schedule 8;

“Pro Forma Debt Statement” the pro forma debt statement in Schedule 8;

“Related Person” in relation to any party that is an undertaking, its parent undertakings and the subsidiary undertakings and associated companies from time to time of such undertakings, all of them and each of them as the context admits; and in relation to each Seller who is an individual, any immediate family member of that Seller (including parents, children, stepparents, stepchildren, spouses, civil partners, siblings and in-laws and the children of any such people) or any family trust or trustees of any family trust or any undertaking directly or indirectly controlled by any of them;

“Restricted Cash” £1,300,000 comprising the local currency balances in India, China, South Africa and PDRI of which not more than the local currency equivalent of £300,000 will be in China;

“Sellers’ Cash” the amount equivalent to the cash and cash equivalents of the Group as at the Working Capital Completion Date minus the Cash;

“Sellers Warranties” those warranties set out in Schedule 4;

“Sellers’ Solicitors Client Account” the Sellers’ Solicitors sterling and US dollar client accounts at Coutts & Co, 440 The Strand, London WC2R 0QS respectively (i) sort code: 18-00-02, account number 07129874 and (ii) sort code: 18-00-91, account number: 10232877 as the case may be for sterling and US dollar payments respectively;

“Sellers’ Solicitors” Weil, Gotshal & Manges of 110 Fetter Lane, London EC4A 1AY;

“Sellers” those persons whose names and addresses are set out in Schedule 1, and “Seller” shall mean any of them;

“Senior Management Sellers” (i) each Management Warrantor, to the extent such Management Warrantor is a Seller; (ii) David Thorpe; and (iii) Chris Sandham;

“Shareholder Debt” the PIK Notes and the Management Loans;

“Shareholder Debt Amount” the aggregate principal amount outstanding in respect of the Shareholder Debt as at the Completion Date plus any and all interest accrued thereon;

“Shareholder Debt Security” all Encumbrances entered into in connection with the Shareholder Debt;

“Shares” the SHL 1 Shares and the SHL 3 Shares;

“SHL 1” has the meaning given in the recitals;

“SHL 1 Institutional Sellers’ Representative” the representative of the SHL 1 Institutional Sellers appointed from time to time pursuant to clause 16;

“SHL 1 Institutional Sellers” the persons whose names and addresses are set out in Part 1A of Schedule 1;

“SHL 1 Management Sellers” the persons whose names and addresses are set out in Part 1B of Schedule 1;

“SHL 1 Management Sellers’ Representatives” the representative of the SHL 1 Management Sellers and Barclays Wealth Trustees (Guernsey) Limited as appointed from time to time pursuant to clause 16;

“SHL 1 Sellers” the persons whose names and addresses are set out in Part 1 of Schedule 1;

“SHL 1 Shares” all of the issued shares in the capital of SHL 1 as described in columns 2 and 3 of Part 1 of Schedule 1, being all the shares of SHL 1 in issue;

“SHL 3 Institutional Seller” the persons whose names and addresses are set out in Part 2A of Schedule 1;

“SHL 3” has the meaning given in the recitals;

“SHL 3 Shares” the issued shares in the capital of SHL 3 as described in columns 2 and 3 of Part 2 of Schedule 1, being 32.64% of the shares of SHL 3 in issue;

“SHL 4” SHL Group Holdings 4 Limited;

“Specific Accounting Policies” has the meaning given in Schedule 8;

“Surviving Provisions” clause 1 (Interpretation), clause 6.7 (Long Stop Date), clause 7.10, clause 13 (Announcements), clause 14 (Costs), clause 15 (Notices), clause 17 (Severability), clause 18 (Entire Agreement), clause 19 (Variation), clause 20 (Remedies and Waivers), clause 21 (Assignment), clause 24 (Rights of Third Parties), clause 25 (Misrepresentation) and clause 26 (Governing Law and Jurisdiction);

“Swap” means the interest rate hedges disclosed at 3.1.6 and 3.1.7 of the Data Room;

“Target Working Capital” negative £13,700,000;

“Tax Authority” any local, provincial, municipal, governmental, state, federal or other authority, body or official, competent to impose, assess, administer or collect any Tax;

“Taxation” or “Tax” means any tax, duty, levy, charge, impost, contribution, deduction or withholding of whatever nature, whenever imposed and whether domestic or foreign, including without limitation penalties, surcharges, fines or interest thereon, that is imposed, collected or assessed by, or payable to, a Taxation Authority;

“Transaction” has the meaning given in Recital E;

“Transaction Document” any other document to be executed pursuant to this Agreement or referred to herein;

“US Entities” PreVisor Inc., Personnel Decisions Research Institutes Inc, and SHL USA Inc;

“Utilised Buyer’s Cash” has the meaning given to it in clause 3.1.9;

“Vendor Due Diligence Reports” means the reports relating to the Group prepared by Deloitte LLP dated 16 March 2012 and 30 May 2012;

“Warranties” the warranties set out in Schedule 4 and Schedule 5;

“Warranty Deed” the warranty deed to be entered into on the date of this Agreement between the Buyer and the Management Warrantors;

“Withholding Tax Asset” the aggregate of the sums owed to the benefit of the Group in respect of tax assets shown in the relevant Group company’s balance sheet being £535,000 in the UK, £105,000 in Australia and £866,000 in India;

“Working Capital” the working capital of the Group as at the Working Capital Completion Date calculated in accordance with Schedule 8;

“Working Capital Adjustment” the adjustment to the Initial Working Capital Amount required in accordance with clause 3.12 and Schedule 8; and

“Working Capital Completion Date” the accounting month end date of the month immediately prior to Completion.

1.2	In this Agreement, unless the context otherwise requires:

1.2.1	references to this Agreement or any other document include this agreement or such other document as varied, modified or supplemented in any manner from time to time;

1.2.2	references to recitals, clauses and schedules and sub-divisions of them are references to the recitals and clauses of, and schedules to, this Agreement and sub-divisions of them respectively;

1.2.3	references to any statutory instrument or enactment include references to such statutory instrument or enactment as re-enacted, amended or extended on or before the date of this Agreement and any subordinate legislation made from time to time under it save where that amendment, re-enactment or subordinate legislation is made after the date of this Agreement and would extend or increase the liability of the Sellers under this Agreement;

1.2.4	references to a “person” include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

1.2.5	headings are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.6	general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts, matters or things;

1.2.7	the words “company”, “subsidiary”, “subsidiary undertaking” and “holding company” have the meanings given to them by the Companies Act 2006;

1.2.8	the word “material” shall mean, where such word is applied to the Group, material in the context of the financial position of the Group as a whole or, where such word is applied to the Buyer, material in the context of the financial position of the Buyer’s Group; and

1.2.9	the words “agreed form” or “in the agreed form” shall mean, in relation to a document, the form of that document that has been initialled on the date of this Agreement for the purposes of identification by or on behalf of the Buyer and the Sellers (in each case with such amendments as may be agreed in writing by or on behalf of the Buyer and the Sellers).

1.3	The Recitals and Schedules to this Agreement form part of it.

1.4	The obligations of each Seller under this Agreement are entered into individually by that Seller on his own behalf, and severally and separate from any obligation entered into by any other Seller. No claim can be made against any Seller in respect of any breach of this Agreement by any other Seller, or other than in respect of that other Sellers own breach.

2	SALE AND PURCHASE OF SHARES

2.1	On and subject to the terms of this Agreement, each Seller shall sell those of the Shares as are shown opposite his name in Schedule 1 with full title guarantee, and in each case, the Buyer shall purchase all the Shares on and with effect from Completion, in each case free from all Encumbrances and together with all rights which are, as at Completion, or at any time thereafter may become attached to them (including without limitation the right to receive all dividends and distributions declared, made or paid on or after Completion).

2.2	Each of the Sellers waives any rights which may have been conferred on him under the articles of association of SHL 1 or SHL 3 (as the case may be) or otherwise or in any other way to have any of the SHL 1 and/or SHL 3 Shares offered to him for purchase at any time on or before the transfer of the SHL 1 and/or SHL 3 Shares pursuant to the provisions of this Agreement.

2.3	The Buyer shall not be obliged to purchase any Shares unless the sale and purchase of all of the Shares is completed simultaneously.

3	CONSIDERATION AND LEAKAGE

3.1	The total consideration payable by the Buyer for the Shares at Completion shall be:

3.1.1	the aggregate of £ $330,000,000 converted into sterling as at 4.00 p.m. Eastern Time on the date of this Agreement using the WM Company/Reuters offer side quote to determine the applicable dollar : sterling exchange rate and US$330,000,000 (the “Base Consideration”);

3.1.2	minus the Estimated Debt;

3.1.3	minus the Bank Break Fee Amount;

3.1.4	plus (where the Estimated Swap Termination Amount is a positive number) or minus (where the Estimated Swap Termination Amount is a negative number) the Estimated Swap Termination Amount;

3.1.5	plus the Estimated Cash;

3.1.6	plus the Estimated Debt Items Payable Amount;

3.1.7	minus the Debt Items Amount;

3.1.8	minus the Estimated Tax Liability;

3.1.9	minus any amount of the Buyer’s Cash which is used for the payment of Debt (whether interest or principal) after the Working Capital Completion Date or is used for any other purpose after the Working Capital Completion Date the effect of which increases the amount payable to the Sellers pursuant to this clause 3 (such amount, the “Utilised Buyer’s Cash”);

3.1.10	minus an amount equal to the Disclosed Seller Transaction Costs (to the extent outstanding at Completion);

3.1.11	minus the Management Fees (to the extent outstanding at Completion);

3.1.12	minus the IB Settlement Amount other than to the extent paid by the Group at the Working Capital Completion Date or using Sellers’ Cash;

3.1.13	minus the Employer Contributions (to the extent outstanding at Completion);

3.1.14	if the Estimated Working Capital at the Working Capital Completion Date (calculated in accordance with Schedule 8) is greater than the Target Working Capital (that is, the amount of the Estimated Working Capital is either a smaller negative number than the Target Working Capital or a positive number), plus an amount equal to the difference; or if the Estimated Working Capital at the Working Capital Completion Date (calculated in accordance with Schedule 8) is less than the Target Working Capital (that is, the amount of the Estimated Working Capital is a larger negative number than the Target Working Capital), minus an amount equal to the difference (in each case, such difference being the “Initial Working Capital Amount”) save that no adjustment will be made if the Estimated Working Capital is between negative £12,700,000 and negative £13,900,000, both inclusive,

(collectively herein referred to as the “Consideration”). The Buyer will also pay to the Sellers, as further consideration the Contingent Consideration and the Estimated Interest Amount. The Consideration shall be subject to adjustment in accordance with clause 3.12 and Schedule 8 and the Interest Amount shall be subject to adjustment in accordance with clause 3.13.

3.2	The sterling amount of the Base Consideration set out above (the “Sterling Consideration”) shall be applied in the following order of priority:

(a)	all amounts of the Bank Debt which are denominated in sterling or any currency other than US dollars;

(b)	the Bank Break Fee Amount;

(c)	the Shareholder Debt;

(d)	all amounts of the Financial Debt which are denominated in sterling or any currency other than US dollars;

(e)	the Disclosed Seller Transaction Costs (to the extent that the Disclosed Seller Transaction Costs are denominated in pounds sterling or any currency other than US dollars); and

(f)	those Sellers who have elected to receive their proportion of the Consideration in pounds sterling as set out in the Completion Schedule.

3.3	The dollar amount of the Base Consideration set out above (the “Dollar Consideration”) shall be applied in the following order of priority:

(a)	all amounts of the Bank Debt Amount which are denominated in US dollars;

(b)	all amounts of the Financial Debt which are denominated in US dollars;

(c)	the Disclosed Seller Transaction Costs denominated in US dollars;

(d)	the Actual Swap Termination Amount (if the Actual Swap Termination Amount is a negative number); and

(e)	any remaining balance of the Dollar Consideration shall be paid to the Sellers in accordance with the proportion set out in the Completion Schedule.

3.4	If the Sterling Consideration set out above is insufficient to pay any of items listed in clause 3.2 in full, the Buyer shall convert such amount of the Dollar Consideration set out above into any relevant currency at the mid-point spot rate of exchange applicable to US dollars published in the Financial Times published in London on the Completion Date as is required to pay for all of the items listed in clause 3.2 in full. The Consideration shall be reduced by the costs of any such currency conversion.

3.5	The Consideration plus the Estimated Interest Amount shall be satisfied on Completion in cash in accordance with clause 8.3 and Schedule 3 and shall be divided among the Sellers in accordance with the breakdown set out in the Completion Schedule, which shall apply the same principles used in calculating the Example Funds Flow.

3.6	Subject to clause 3.7, in consideration of the Sellers entering into this Agreement, at the request of the Buyer the Guarantor unconditionally and irrevocably guarantees to the Sellers as primary obligor and not merely as surety, the proper, due and punctual performance by the Buyer of the Buyer’s obligations arising under this Agreement (including, but not limited to, the Buyer’s obligations to make payments under clauses 3.1, 8.3 and paragraph 2 of schedule 3 of this Agreement) without condition, set off or counterclaim (the “Guaranteed Obligations”). This guarantee is a continuing guarantee and will remain in force until all of the Guaranteed Obligations have been satisfied in full and, until the Guaranteed Obligations have been so satisfied, the Guarantor will have no rights of subrogation or indemnity and will not claim in competition with the Sellers against the Buyer.

3.7	The liability of the Guarantor under this Agreement (including, without limitation in respect of any liability for damages) shall under no circumstances exceed $100,000,000.

3.8	Subject to clause 3.9 and the limitations set out in clause 11, each Seller shall repay to the Buyer (or any relevant Group member as the Buyer may direct) a sum equal to any Leakage received by it or any of its Related Persons within 5 Business Days of receipt of a written demand by the Buyer. For the avoidance of doubt, the Sellers shall not be liable to reimburse the Buyer in respect of any Permitted Leakage.

3.9	No Seller shall have any liability under clause 3.8:

3.9.1	unless a claim has been notified to the relevant Seller in writing on or before the date which is twelve months from the Completion Date;

3.9.2	unless (if a claim notified under clause 3.9.1 has not been agreed by the relevant Seller) proceedings have been brought against the relevant Seller within six months of it being notified in accordance with clause 3.9.1 if the relevant claim has not been agreed by that Seller; and/or

3.9.3	in respect of any Leakage to the extent that the Consideration or a reduction in the Sellers’ Cash has already taken such Leakage into account.

3.10	Unless expressly provided otherwise, where any payment is required under the terms of this Agreement to be made by the Buyer to the Sellers, such payment shall be made to the Sellers’ Solicitor’s Client Account, and payment of the relevant amount so made shall constitute an absolute discharge for the Buyer of the relevant obligation, and the Buyer shall not be concerned to see to the application of such funds thereafter.

3.11	If any payment is made by any Seller to the Buyer in respect of any claim, the payment shall, so far as possible, be made by way of adjustment of the Consideration paid by the Buyer to the Sellers under this Agreement and the Consideration payable to the Sellers shall be deemed to have been reduced by the amount of such payment.

3.12	Upon final agreement or determination of the Completion Statement and Debt Statement in accordance with Schedule 8 the Consideration shall be adjusted in accordance with the following provisions:

3.12.1	If the Working Capital:

(a)	exceeds the amount of the Target Working Capital, the Consideration shall be increased by the amount of the difference; or

(b)	is less than the amount of the Target Working Capital, the Consideration shall be reduced by the amount of the difference,

provided always that no adjustment will be made and no further payments will be required under this clause 3.12.1 (other than under clause 3.12.2) if the Working Capital is between negative £12,700,000 and negative £13,900,000, both inclusive.

3.12.2	To the extent that an adjustment has been made pursuant to clause 3.1.14, the Consideration shall also be increased by the amount of any adjustment pursuant to clause 3.1.14 which is deducted in calculating the Consideration payable at Completion; or the Consideration shall also be reduced by the amount of any adjustment pursuant to clause 3.1.14 which is added in calculating the Consideration payable at Completion; and payment shall be made by one party to the other in the amount of such increase or decrease (as applicable) in the Consideration.

3.12.3	If the Actual Swap Termination Amount:

(a)	is more positive than the Estimated Swap Termination Amount then the Consideration shall be increased by the difference between the Estimated Swap Termination Amount and the Actual Swap Termination Amount; or

(b)	is less positive than the Estimated Swap Termination Amount then the Consideration shall be reduced by the difference between the Estimated Swap Termination Amount and the Actual Swap Termination Amount; or

(c)	is less negative than the Estimated Swap Termination Amount then the Consideration shall be increased by the difference between the Estimated Swap Termination Amount and the Actual Swap Termination Amount; or

(d)	is more negative than the Estimated Swap Termination Amount then the Consideration shall be reduced by the difference between the Estimated Swap Termination Amount and the Actual Swap Termination Amount.

3.12.4	If the Cash:

(a)	is greater than the Estimated Cash, the Consideration shall be increased up to a maximum of the Cash Headroom Amount by the amount of the difference; or

(b)	is less than the Estimated Cash, the Consideration shall be decreased by the amount of the difference.

3.12.5	If the Debt:

(a)	is less than the Estimated Debt, the Consideration shall be increased by the amount of the difference; or

(b)	is greater than the Estimated Debt, the Consideration shall be decreased by the amount of the difference.

3.12.6	If the aggregate amount of the Actual Tax Liability:

(a)	exceeds the aggregate amount of the Estimated Tax Liability, the Consideration shall be reduced by the amount of the difference; or

(b)	is less than the aggregate amount of the Estimated Tax Liability, the Consideration shall be increased by the amount of the difference.

3.12.7	If the Actual Debt Items Payable Amount:

(a)	exceeds the Estimated Debt Items Payable Amount, the Consideration shall be increased by the amount of the difference; or

(b)	is less than the Estimated Debt Items Payable Amount, the Consideration shall be reduced by the amount of the difference.

3.12.8	Any increase in the Consideration in accordance with this clause 3.12 shall be settled by a payment by the Buyer to the Sellers in the proportions set out opposite the names of each Seller in the Completion Schedule and any reduction in the Consideration in accordance with this clause 3.12 shall be settled by a payment by each Seller to the Buyers of that proportion of such reduction as set out opposite the names of each Seller in the Completion Schedule.

3.12.9	Notwithstanding the foregoing, no payment will be required under this clause 3.12 in respect of any matter which has otherwise been expressly taken into account or provided for under any other provision of this Agreement such that no item shall be double counted for the purposes of determining the Consideration.

3.13	If:

3.13.1	The Interest Amount is greater than the Estimated Interest Amount the Buyer shall pay to the Sellers the amount of the difference; or

3.13.2	the Interest Amount is less than the Estimated Interest Amount the Sellers shall pay to the Buyer the amount of the difference.

3.14	Any payments required to be made in accordance with clause 3.12 and clause 3.13 shall be made within 5 Business Days of final agreement or determination of the Completion Statement and Debt Statement in accordance with Schedule 8.

3.15	The Buyer shall pay to the Sellers an amount equal to (A) such proportion of the Withholding Tax Asset received by the relevant Group member by way of repayment of any amount by a Tax Authority or, (B) the amount by which a relevant Group member’s liability to Taxation in any taxable period is actually reduced or eliminated as a result of the use or offset against profits or against a liability to pay Tax of the Withholding Tax Asset, in each case less any reasonable out-of-pocket costs and expenses incurred by the Buyer or the relevant Group member in obtaining the same and solely where such repayment, reduction or elimination is received or realised in respect of the taxable period in which Completion occurs, or in any of the two (2) immediately succeeding taxable years. If the Buyer pays the Sellers an amount in accordance with this clause 3.15 (the “Withholding Tax Amount”) and the repayment, reduction or elimination of Taxation to which that Withholding Tax Amount relates is subsequently lost, reduced, cancelled or denied by the relevant Tax Authority, the Buyer shall notify the Sellers in writing as soon as practicable of such loss, reduction, cancellation or denial and the Sellers shall, within five Business Days of receipt of such written notice, repay to the Buyer an amount equal to such Withholding Tax Amount.

3.16	A payment to be made by the Buyer under clause 3.15 above shall be made within five Business Days from (i) the date on which a repayment in respect of the Withholding Tax Asset is received from a Tax Authority or (ii) the latest possible date on which any Tax could have been payable to the relevant Tax Authority without any interest, penalty, fine or surcharge arising in respect of it but for the use of or setting off of any amount of the Withholding Tax Asset.

3.17	The Buyer shall procure that each relevant Group member shall use all reliefs arising as a consequence of or by reference to a Withholding Tax Asset to offset against profits or a against a liability to pay Tax in priority to any other relief which may be available to such Group member.

3.18	Prior to Completion, the Sellers agree to work together with their respective advisers to determine whether any payments or distributions of Consideration to be made by any Seller to any Group employee pursuant to or in connection with the Transaction are subject to withholding to be made by any member of the Group on account of any Taxation or whether any other actions are to be undertaken in respect of such payments or distributions. To the extent any such withholding on account of Taxation is required by law, the payment of the Consideration pursuant to clause 3 and paragraph 2.1.1 of Schedule 3 may be adjusted such that the amount paid to the Sellers’ Solicitors Client Account will be reduced by the amount of such withholding and the amount of such withholding will be paid to the relevant Group member on Completion.

3.19	The Buyer and the Sellers shall comply with the provisions of Schedule 8.

4	CASH

4.1	On or prior to the Completion Date, the Sellers shall procure that the Sellers’ Cash is applied in the following order of priority:

(i)	firstly, to repay or prepay the Bank Debt and any break fees payable as a consequence;

(ii)	secondly, in the event that the Sellers’ Cash exceeds the aggregate principal amount of the Bank Debt and any accrued interest on the Bank Debt, to pay the Bank Break Fee Amount, provided that the Sellers shall be entitled to leave a nominal amount of the Bank Debt outstanding if the amount of the Sellers’ Cash is insufficient to satisfy the Bank Debt and the Bank Break Fee Amount in full (an “Insufficiency”); and

(iii)	thirdly, if: (a) the Sellers’ Cash exceeds the aggregate principal amount of the Bank Debt, any accrued interest on the Bank Debt and the Bank Break Fee Amount; or (b) there is an Insufficiency, to prepay the Shareholder Debt (in the event of an Insufficiency the amount of such prepayment shall be the amount of Sellers’ Cash outstanding after application against the Bank Debt in accordance with sub-clause (i) above).

4.2	Each Institutional Seller and Senior Management Seller severally undertakes that it shall, and shall procure that each Group member shall not use the Buyer’s Cash for any purpose other than for ordinary course business activities which shall not include any payments (whether interest or principal) in respect of the Debt after the Working Capital Completion Date or any other actions after the Working Capital Completion Date the effect of which increases the Consideration payable pursuant to clause 3.1. Save in respect of any amount of Utilised Buyer’s Cash that has been deducted from the Consideration pursuant to clause 3, the relevant Sellers shall, on written demand by the Buyer, reimburse to the Buyer the full amount of the Buyer’s Cash applied in repayment of the Debt or otherwise utilised in a manner which increases the Consideration.

4.3	Each Institutional Seller and Senior Management Seller severally undertakes to procure that no Group member shall prior to Completion use any amount of the Buyer’s Cash to pay any amount of the Bank Break Amount, the Actual Swap Termination Amount, the IB Settlement Amount or the Employer Contributions.

4.4	Each Institutional Seller and Senior Management Seller severally undertakes that it shall not take, and shall procure that no Group member takes, any action in respect of the Restricted Cash and that the Restricted Cash is not utilised for any purpose unless: (i) the Buyer makes a written request to the Seller to move any amount of the Restricted Cash from India, South Africa or China to any other Group member specified by the Buyer; or (ii) the Buyer otherwise consents in writing to the Restricted Cash being used for another purpose. If any amount of the Restricted Cash held in PDRI is released by or otherwise removed from PDRI, the full amount of such cash shall be placed into a segregated bank account and details of such segregated account shall be provided to the Buyer. The Sellers shall, on written demand by the Buyer, reimburse to the Buyer the full amount of any Restricted Cash utilised other than in accordance with the specific written instructions of the Buyer which results in any increase in the Consideration payable by the Buyer pursuant to clause 3.1 provided that the Sellers shall not be required to reimburse the Buyer to the extent that any such Restricted Cash has been deducted from the Consideration pursuant to clause 3.

4.5	The liability of each Seller in respect of a breach of the undertakings contained in clauses 4.1 to 4.4 shall be limited to its relevant percentage of the aggregate liability of all the Institutional Sellers and Senior Management Sellers under clauses 4.1 to 4.4 as set out in the Completion Schedule such percentages for the purposes of clauses 4.1 to 4.4 only, to be 100 per cent in aggregate.

5	EMERGENCY BORROWING

5.1	If, following the Working Capital Completion Date, the Group does not have sufficient cash to satisfy the ongoing business operations and working capital requirements of the Group between the Working Capital Completion Date and the Completion Date, the Group shall be entitled to borrow such amounts under the Overdraft Facilities as are necessary, in the reasonable opinion of the board of directors of SHL 1, to finance the Group’s cash requirements between the Working Capital Completion Date and the Completion Date (the “Emergency Borrowing”).

5.2	The amount of any Emergency Borrowing shall be disregarded for the purposes of calculating the Debt only to the extent that the Emergency Borrowing is not applied in any manner the effect of which is to increase the Consideration payable pursuant to clause 3.1. Any amount of the Emergency Borrowing applied in a manner which increases the Consideration payable pursuant to clause 3.1 shall be taken into account in the calculation of the Debt.

5.3	Each Institutional Seller and Senior Management Seller severally undertakes to procure that no Group member shall, prior to Completion, use any amount of the Emergency Borrowing to repay or prepay any Debt.

5.4	The liability of each Seller in respect of a breach of the undertakings contained in clause 5.3 shall be limited to its relevant percentage of the aggregate liability of all the Institutional Sellers and Senior Management Sellers under clause 5.3 as set out in the Completion Schedule such percentages for the purposes of clause 5.3 only, to be 100 per cent in aggregate.

6	CONDITIONS TO COMPLETION

6.1	Completion shall be conditional on the following conditions having been fulfilled in accordance with the terms of this Agreement or waived by the Buyer:

6.1.1	confirmation having been received from the competition authorities in the Mandatory Jurisdiction that the sale and purchase of the Shares contemplated by this Agreement has been cleared under all relevant national merger control rules, anti-trust or similar legislation in the Mandatory Jurisdiction; or all relevant time limits or waiting periods under all relevant national merger control rules, anti-trust or similar legislation in the Mandatory Jurisdiction having expired without any decision having been made to investigate the sale and purchase of the Shares contemplated by this Agreement further; and

6.1.2	a letter of commitment in the agreed form having been submitted by the Buyer and Personnel Decisions Research Institutes, Inc. (“PDRI”) to the U.S. Defense Security Service (“DSS”) with respect to a plan to operate the business of PDRI pursuant to an agreement with DSS sufficient to mitigate foreign ownership, control or influence (“FOCI”) in accordance with the U.S. National Industrial Security Program Operating Manual (“NISPOM”) (the “Commitment Letter”);

(each a “Condition” and collectively the “Conditions”).

6.2	The Buyer shall (at its own cost) take all steps necessary to ensure the prompt satisfaction of the Conditions, including by offering any obligation, commitment or undertaking necessary to secure a clearance and/or approval decision of the types set out in clauses 6.1.1 and 6.1.2 provided, however, that the Buyer will not be required to sell or otherwise dispose of any assets or business of the Group or the Buyer or take any other action or offer any obligation, commitment or undertaking except where doing so would be expected to have an immaterial effect on the business, undertaking, or commercial interests or operations of the Buyer’s Group taken as a whole.

6.3	The Buyer shall prepare and submit the Competition Condition Filing as soon as reasonably practicable and in any event within ten Business Days of the date of this Agreement.

6.4	Within ten Business Days following the date of this Agreement, the Buyer shall and the Sellers shall cause PDRI to submit the Commitment Letter to the DSS.

6.5	The Sellers and the Buyer shall cooperate with each other in the timely preparation, submission and pursuit of the notification required in connection with the satisfaction of the Conditions until Completion including:

6.5.1	ensuring that all information reasonably necessary for drafting the Commitment Letter, making the Competition Condition Filing or other application or filing (including draft versions) made in respect of the Conditions (or responding to any request for further information consequent upon such notifications) is supplied promptly to the Buyer who shall be primarily responsible for preparing and dealing with the Commitment Letter and the Competition Condition Filing or other application or filing and ensuring that they are made accurately and promptly; and

6.5.2	promptly notifying the other, and providing copies, of any communications from any relevant Governmental Entities relating to the Conditions, provided however that the Buyer shall not be required to provide the Sellers with copies of any element of such communications which contains information of a commercially sensitive nature without first redacting that element, or (at the Sellers’ election) providing it only to the Sellers’ Solicitors on the basis that it will not be shown or otherwise communicated to the Sellers.

6.6	The Buyer shall:

6.6.1	provide the Sellers (or their advisors) with draft copies of all submissions, filings, notifications and other communications (including without limitation the Competition Condition Filing) to any relevant Governmental Entities relating to the Conditions at such time as will allow the Sellers a reasonable opportunity to provide comments and for the Buyer to give reasonable consideration to such comments before they are submitted or sent to the relevant Governmental Entities. The Buyer shall allow the SHL 1 Institutional Sellers’ Representative to view such notifications and other communications before they are submitted or sent to the relevant Governmental Entities, provided however that the Buyer shall not be required to provide the Sellers with copies of any element of such notifications or other communications which contains information of a commercially sensitive nature without first redacting any such element. The Buyer shall provide the Sellers with copies of all such notifications and communications in the form submitted or sent, provided however that the Buyer shall not be required to provide the Sellers with copies of any element of such communications or submissions which contains information of a commercially sensitive nature without first redacting any such element, or (at the Sellers’ election) providing it only to the Sellers’ Solicitors on the basis that it will not be shown or otherwise communicated to the Sellers;

6.6.2	subject to clause 6.6.1, the Buyer shall respond as soon as reasonably practicable to all enquiries received from any Governmental Entity to whom a filing has been made for additional information or documentation and to supplement such filings as reasonably requested by the applicable Governmental Entity;

6.6.3	use all reasonable endeavours to avoid any declaration of incompleteness by the Governmental Entity or any other suspension of the time periods of clearance;

6.6.4	use reasonable endeavours to secure the satisfaction of the Conditions by the end of the relevant Governmental Entity’s initial period of review (i.e. without the need for a second phase of investigation) provided, however, that the Buyer will not be required to sell or otherwise dispose of any assets or business of the Group or the Buyer or take any other action or offer any obligation, commitment or undertaking except where doing so would be expected to have an immaterial effect on the business, undertaking, or commercial interests or operation of the Buyer’s Group taken as a whole; and

6.6.5	notify the Sellers in writing as soon as a Condition has been fulfilled.

6.7	If each of the Conditions have not been fulfilled or waived on or before 5.00 p.m. London time on the Long Stop Date this Agreement (other than the Surviving Provisions) shall automatically terminate. In such event no party shall have any claim under this Agreement of any nature whatsoever against any other party (except in respect of any rights and liabilities which have accrued before termination or in relation to any of the Surviving Provisions).

7	PRE-COMPLETION MATTERS

7.1	During the period from the date of this Agreement to Completion (both dates inclusive), each of the Sellers undertakes to the Buyer to exercise its rights, control, influence and powers as a shareholder of any Group member and/or where relevant, subject always to any applicable fiduciary duties, and to the extent permitted by applicable Law as a director of a Group member, to procure that each Group member complies with Schedule 7.

7.2	Clause 7.1 does not apply in respect of and shall not operate so as to restrict or prevent:

7.2.1	any matter reasonably undertaken by any member of the Group in an emergency or disaster situation with the intention of and to the extent only of those matters strictly required with a view to minimising any adverse effect thereof (and of which the Buyer will be promptly (within 24 hours) notified in writing);

7.2.2	any matter expressly permitted by this Agreement (including for the avoidance of doubt any matters set out in the definition of Permitted Leakage) or the Transaction Documents;

7.2.3	any actions or omissions to act undertaken at the written request or with the written consent of the Buyer;

7.2.4	providing information to any regulatory body or government agency or commissioning body in the ordinary course of business;

7.2.5	entering into new customer and supplier contracts in the ordinary course of business and on terms consistent with past practice on arm’s length terms where the annual revenue or expenditure (as the case may be) is less than £500,000;

7.2.6	the execution of any arrangements with potential distributors in Russia, the negotiations for which had commenced prior to the date of this Agreement the cost of which is £25,000; and

7.2.7	the acquisition of share capital for an amount of £50,000 or less for the purposes of incorporating a new member of the Group in Saudi Arabia.

7.3	The Sellers undertake to the Buyer to provide, or procure the provision of a written notice at least six Business Days prior to Completion (the “Completion Schedule”) setting out the following amounts as at the Completion Date;

7.3.1	the Bank Break Fee Amount;

7.3.2	the Estimated Swap Termination Amount;

7.3.3	the Disclosed Seller Transaction Costs;

7.3.4	the amount of any Leakage, if any;

7.3.5	the Estimated Debt;

7.3.6	the Estimated Tax Liability;

7.3.7	the Estimated Debt Items Payable Amount;

7.3.8	the Debt Items Amount;

7.3.9	the Estimated Cash;

7.3.10	the amount of the Utilised Buyer’s Cash, if any;

7.3.11	the Estimated Interest;

7.3.12	the Employer Contributions;

7.3.13	the Management fees;

7.3.14	any amount of the IB Settlement Amount other than to the extent paid by the Group at the Working Capital Completion Date or using Sellers’ Cash;

7.3.15	the Estimated Working Capital; and

7.3.16	a final funds flow setting out the final allocation of the Consideration to each of the Sellers applying the same principles used in calculating the Example Funds Flow and the relevant proportion of any liability which may be incurred by each Seller pursuant to clauses 4.1 to 4.4, 5.3 and 10.13.

7.4	The Estimated Debt, Estimated Cash, Estimated Tax Liability, the Estimated Debt Items Payable Amount, the Estimated Working Capital, the Estimated Swap Termination Amount, the estimates of the Management Fees, Employer Contributions and Utilised Buyer’s Cash will be prepared in accordance with the policies and procedures set out in Schedule 8 and will include all items required to be included in the pro forma Completion Statement and pro forma Debt Statement set out in Part C of Schedule 8.

7.5	During the period from the date of this Agreement to Completion (both dates inclusive), each of the Sellers undertakes to the Buyer to exercise its rights and legal control as a shareholder of any Group member and/or where relevant, subject always to any applicable fiduciary duties, as a director of a Group member, to procure that, so far as they are reasonably able, the Buyer and its duly authorised agents (including, without limitation, the Buyer’s accountants), are afforded reasonable access (upon reasonable notice given by the Buyer) within normal business hours at the Buyer’s sole cost to:

7.5.1	the Operating Committee; and

7.5.2	the books, management accounts, working papers and records and other financial information of each Group member,

in each case as the Buyer may reasonably require, but only for the purposes of arranging the Buyer’s financing for the Transaction, preparing for Completion, integration activities including establishment of a transition team, employee and communications planning, accounting integration (including, without limitation, any changes to the accounting policies and procedures of the Group to harmonise such policies and procedures the accounting policies and procedures of the Buyer’s Group) and execution, strategic planning, talent and workforce planning.

7.6	In connection with Clause 7.5.2, the Buyer and its duly authorised agents (including, without limitation, the Buyer’s accountants) shall at the Buyer’s sole cost, to the extent permitted by applicable Law, be permitted to take such copies of the books, management accounts, working papers and records and other financial information of each Group member as they may reasonably require from time-to-time.

7.7	During the period from the date of this Agreement to Completion (both dates inclusive), each of the Sellers undertakes to the Buyer to exercise its rights and legal powers as a shareholder of any Group member and/or where relevant, subject always to any applicable fiduciary duties, and to the extent permitted by applicable Law as a director or officer of a Group member, to procure that, so far as they are reasonably able, the Buyer receives such reasonable assistance as it may reasonably require in connection with the unwinding and release of the Bank Security and Shareholder Debt Security and putting in place any security or other ancillary arrangements which are required pursuant to the terms of the Financing Agreements.

7.8	In so far as they are reasonably able, the Sellers shall cause the other Group members to provide to the Buyer, on a timely basis, and to the extent permitted by applicable Law with such cooperation as Buyer may reasonably request in connection with the Financing Agreements, including:

(a)	providing reasonable assistance to procure that the Sellers’ and the other Group members’ advisers and auditors provide the Buyer and its finance providers (the “Finance Providers”) and their respective legal and other advisers with all supplemental information which Buyer and the Finance Providers may reasonable require to complete such financing;

(b)	providing, reasonable assistance in the preparation of any information memorandum, any related marketing materials and rating agency materials to be used in connection with such Financing Agreements to the extent they related to Sellers and the other Group members and the business conducted by them;

(c)	furnishing the Buyer and the Finance Providers as promptly as practicable with financial and other pertinent information regarding the Group as may be reasonably requested by the Buyer, including financial statements, projections and other pertinent information;

(d)	executing and delivering any definitive financing certificates, documents and/or instruments as may be reasonably requested by the Buyer, including pledge and security documents, currency or interest hedging agreements, and a certificate of an officer of any Group member with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the financing under the Financing Agreements;

(e)	providing reasonable assistance in the preparation of pro forma financial statements and preparing historical financials statements, management accounts and other interim financial information as the Buyer and the Finance Providers may reasonably request;

(f)	providing reasonable assistance in making the officers and advisers of the Group members available from time in meetings, presentations, due diligence and verification sessions, and sessions with prospective lenders and rating agencies in connection with the Financing Agreements;

(g)	providing monthly, quarterly and half-yearly financial statements (together with comparisons against the previous financial year in the case of half-yearly financial statements) for the Group promptly after they become available (and, in the case of quarterly financial statements, using reasonable efforts to provide such quarterly financial statements no more than 40 days following the end of the applicable quarter); and

(h)	providing customary letters to the Finance Providers under the Financing Agreement authorising the dissemination of marketing materials, including confirming that such materials do not contain material non-public information.

7.9	Notwithstanding any other provision of clauses 7.4 to 7.8 inclusive: (i) no obligation of the Sellers or any Group member under any certificate, document or instrument shall be effective until Completion and none of the Group members shall be required to take any action under any certificate, document or instrument that is not contingent upon Completion (including the entry into any agreement that is effective before Completion) or that would be effective prior to Completion; (iii) none of the Group members shall be required to issue or disseminate any offering or information document; and (iii) the Sellers and the Group and each of their respective directors, officers and employees shall not be required to do, procure the doing of or refrain from any action which might: (A) unreasonably interfere with the ongoing operations of the Group or might reasonably be expected to have an adverse effect on its business, undertakings, or commercial interests; (B) create any liability for any of the Sellers, the Group or their respective directors, officers and employees; or (C) prejudice any confidentiality obligations or the legal privilege of any document, communication or other form of information.

7.10	The Buyer shall, promptly upon written request by the Operating Committee, reimburse the Group for all properly documented out-of-pocket costs incurred by the Group members (including without limitation, legal fees, accountants fees and other advisers fees) in connection with the performance of the provisions of clauses 7.5 to 7.8 inclusive, which shall be for the exclusive account of the Buyer and the Buyer shall indemnify the Group for any such properly documented costs, fees, expenses and disbursements incurred by them regardless of whether Completion occurs.

7.11	The Sellers and Buyer agree to comply with the provisions of Schedule 9 with respect to the Group companies in respect of which “check-the-box” elections under the regulations promulgated under Section 7701 of the Code (a “COB Election”) should be made so that such companies are to be taxed for U.S. federal income tax purposes as a partnership or disregarded entity. Notwithstanding the foregoing provisions of this 7.11, or any of the provisions of clause 9.3 or Schedule 9, a COB election shall not be made with respect of SHL 3 or any of its direct or indirect subsidiaries (a “COB Election Company”) unless a COB Election or an election under section 338 of the Code is also made with respect to each non-United States company that is a direct or indirect subsidiary of the COB Election Company and is not a direct or indirect subsidiary of a United States company.

8	COMPLETION

8.1	Subject to Clause 8.4, Completion shall take place at the offices of the Sellers’ Solicitors eight Business Days after the last of the Conditions is satisfied or waived in accordance with this Agreement (but, in any event, Completion shall not occur before 1 August 2012) or at such other place and/or on such other date as may be agreed between the parties in writing.

8.2	At Completion, the Sellers shall perform their obligations in accordance with and as set out in paragraph 1 of Schedule 3.

8.3	At Completion, the Buyer shall perform its obligations in accordance with and as set out in paragraph 2 of Schedule 3.

8.4	Any shareholders’ agreement or arrangements in respect of any Seller and SHL 1 and/or SHL 3 shall be terminated with effect from Completion and, with effect from Completion, each Seller irrevocably and unconditionally waives all claims which they or any of their Related Persons may have against any Group Company or any of their directors, officers or employees save in respect of any Management Fees which have accrued in accordance with past practice but which are unpaid as at the Completion Date.

8.5	If the Buyer and/or the Guarantor on the one hand or any of the Sellers on the other hand fails to perform any obligations required to be performed by them (the “Defaulting Party”) under Schedule 3 at or prior to Completion as determined by Clause 8.1, the other party (the “Non-Defaulting Party”) may, in its absolute discretion, by written notice to the Defaulting Party:

(a)	elect to proceed to Completion to the extent reasonably practicable without prejudice to the Non-Defaulting Party’s rights under this Agreement and specify a later date prior to the Long Stop Date on which the Defaulting Party will be obliged to complete the outstanding obligations of the Defaulting Party; or

(b)	elect to postpone Completion to a date not later than 5 Business Days, or such later date prior to the Long Stop Date as may be agreed in writing between the parties, after the original date for Completion as determined by clause 8.1; or

(c)	terminate this Agreement with immediate effect without liability on the part of the Non-Defaulting Party (and without prejudice to its rights hereunder).

8.6	If any party postpones Completion in accordance with clause 8.5, the provisions of this Agreement shall apply in all respects as if the date elected by the Non-Defaulting Party is the Completion Date (which, for the avoidance of doubt, must be prior to the Long Stop Date).

9	POST COMPLETION MATTERS

9.1	Subject to clause 9.2, the Buyer undertakes to procure (or, in the case of any working papers of the auditors of any member of the Group, to use its reasonable endeavours to procure) that, following Completion, each Seller, and their respective duly authorised agents (including, without limitation, the Sellers’ accountants), are afforded, during business hours such access at the relevant Seller’s cost (including the taking of copies at the cost of the party which, or whose agent, requests such copies) to the books, accounts, working papers and records and other financial information of each Group member as it or they may reasonably require and as permitted by applicable Law to enable the relevant Seller (and/or any other member of the same group of companies as the relevant Seller and/or any person who directly or indirectly has an interest in the relevant Seller):

(a)	to prepare their respective statutory or management accounts; or

(b)	for any other accounting or taxation purpose required by applicable Law or court of competent jurisdiction, recognised stock exchange, or regulatory authority to whose rules the relevant Seller (or, as the case may be, other members of the same group of companies as the relevant Seller and/or any person who directly or indirectly has an interest in the relevant Seller) is subject, provided however, that nothing in this Clause 9.1 shall require the Buyer to provide any access or to take any action which would or might reasonably be expected to have an adverse effect on any Group member or which would or might reasonably be expected to interfere with the ordinary course activities of any Group company and further provided that nothing in this clause 9.1 shall require any Group member to disclose any information, records or documents which are legally privileged or which are subject to confidentiality obligations.

9.2	Nothing in clause 9.1 shall require the Buyer or any member of the Buyer’s Group to take or procure the taking of any action which they are prevented from taking as a consequence of any Group member having an independent proxy board.

9.3	The Buyer may make elections under Section 338 of the Code with respect to SHL 1, SHL 3 and any of their subsidiaries, subject to the provisions of Schedule 9. Notwithstanding the foregoing provisions of this clause 9.3 or any of the provisions of clause 7.11 or Schedule 9, an election under Section 338 of the Code shall not be made with respect to SHL3 or any of its direct or indirect subsidiaries (a “Section 338 Election Company”) unless an election under Section 338 of the Code or a COB Election also is made with respect to each non-United States company that is a direct or indirect subsidiary of the Section 338 Election Company and is not a direct or indirect subsidiary of a United States company.

10	WARRANTIES AND UNDERTAKINGS

10.1	The Buyer warrants to the Sellers as at the date of this Agreement and as at the Completion Date in the terms of the Buyer’s Warranties set out in Schedule 5.

10.2	Each Seller warrants (in respect of itself only) to the Buyer as at the date of this Agreement and as at the Completion Date in the terms of the Sellers Warranties set out in Schedule 4.

10.3	In consideration of the Buyer entering into this agreement, at the request of Qwiz Holdings LLC the Qwiz Guarantor unconditionally and irrevocably guarantees to the Buyer, the due and punctual performance by Qwiz Holdings LLC of all of its obligations under this Agreement and payment by Qwiz Holdings LLC of all monies payable by Qwiz Holdings LLC under this Agreement (whether arising before or after the Completion Date).

10.4	The Buyer confirms that it has not entered into this Agreement or any document entered into hereunder or referred to herein in reliance upon any representation, warranty or undertaking other than those expressly contained herein and acknowledges that it has not relied on, and will (in the absence of fraud) make no claim in respect of any such representation, warranty or undertaking made or supplied by or on behalf of any Seller or any other person whatsoever. Without limiting the general nature of the foregoing, the Buyer confirms that it has not relied on, has not been induced to enter into this Agreement by, and will make no claim against, any of the Sellers or any other person whatsoever in respect of any budget, forecast or other projection of any nature made or supplied by or on behalf of any person, including without limitation, in respect of any information contained in the information memorandum prepared and distributed by Morgan Stanley & Co. Limited in relation to the Group on behalf of the Sellers.

10.5	The sole remedy of the Buyer for any breach of the Warranties or other provision of this Agreement shall be an action for damages or specific performance. The Buyer shall not be entitled to rescind or repudiate this Agreement for any reason after Completion or to recover damages in tort or for misrepresentation (other than fraudulent misrepresentation).

10.6	The Buyer and the Sellers undertake to each other party, not (except in the case of fraud or willful concealment) to initiate or pursue (either directly or through any other person including without limitation any Group member) proceedings of any kind against any present or former director, officer, employee or partner of any Group member (other than, in the case of the Buyer, any of the Sellers in their capacity as warrantors (but then strictly in accordance with the terms of this Agreement) or of any Institutional Seller (or any entity which manages and/or advises the same) in relation to any acts or statements made in relation to the Transaction as contemplated by this Agreement other than in respect of the warranties and undertakings contained in any Transaction Document.

10.7	The Buyer undertakes to maintain the Financing Agreements in full force and effect and shall ensure that there shall be no amendment, modification, termination, replacement, restatement, cancellation or other change made to any Financing Agreement that would adversely affect the ability of the Buyer to satisfy its obligations under this Agreement and shall not do any act or take any step or omit to do any act or take any step that would in any way:

10.7.1	reduce the aggregate amount of the finance committed and available to be drawn by the Buyer thereunder;

10.7.2	reduce the period of time for which funds are available to be drawn by the Buyer; and

10.7.3	otherwise adversely affect the ability of the Buyer to draw funds thereunder on the Completion Date sufficient to enable the Buyer to satisfy its payment obligations under paragraphs 2.1.1 to 2.1.4 of Schedule 3 and pay all fees and expenses required to be paid in connection therewith.

10.8	Subject to satisfaction of any conditions contained in the Financing Agreements, beyond its control the Buyer further undertakes to the Sellers that it shall take all actions necessary to draw such amounts as it requires under the Financing Agreements on or prior to the Completion Date sufficient for the Buyer to satisfy its payment obligations under paragraphs 2.1.1 to 2.1.4 of Schedule 3 and pay all fees and expenses required to be paid in connection therewith.

10.9	If such funds as referred to in clause 10.8 are not capable of being drawn as a result of a failure of the relevant counterparty to perform its obligations under the Financing Agreements, the Buyer undertakes to take all such actions (or procure that such action is taken) necessary to enforce its or any other member of the Buyer’s Group’s rights against any such counterparty under the relevant agreements; save that in no event shall any of SHL 1, SHL 3 or any Seller have any right to enforce the terms of any Financing Agreement against any lender thereunder, and the lenders under the Financing Agreements shall have no liability to SHL 1, SHL 3 and the Sellers. For the avoidance of doubt the Sellers shall have no direct rights of action against any lender or any of their affiliates (together “Financing Sources”) under the Financing Agreements or in connection with this Agreement.

10.10	The Guarantor and the Buyer each represent and shall ensure that at no time will any Loan Party (as defined under the Financing Agreements): (i) breach of any of the following representations as set out in the Financing Agreement: Section 5.07(b) (Ownership of Property; Liens), Section 5.12 (Margin Regulations; Investment Company Act), Section 5.19 (Anti-Money Laundering and Economic Sanctions Laws); and (ii) breach of Section 7.08 (Transactions with Affiliates) of the Financing Agreement.

10.11	Except to the extent that they have been performed and except where the Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

10.12	Except where this Agreement provides otherwise, the Warranties contained in this Agreement remain in force after Completion.

10.13	Each Institutional Seller and Senior Management Seller severally undertakes to the Buyer to procure that since the Locked Box Date up to, but immediately prior to Completion, no Group member has, will or will agree to incur any Financial Debt, save for any Financial Debt relating to the Buyer’s financing arrangements in connection with the Transaction. The liability of each Seller in respect of a breach of the undertakings contained in this clause 10.13 shall be limited to its relevant percentage of the aggregate liability of all the Institutional Sellers and Senior Management Sellers under this clause 10.13 as set out in the Completion Schedule such percentages, for the purposes of this clause 10.13 only, to be 100 per cent in aggregate. No Seller shall have any liability in respect of any Financial Debt which is (i) expressly taken into account or provided for in determining the Initial Working Capital Amount or the Working Capital Adjustment; or (ii) otherwise reflected in the Consideration.

10.14	Any payment made to the Buyer pursuant for a breach of clause 10.13 shall be regarded as a reduction to the Consideration payable to the relevant party making such payment to the extent legally permissible.

11	LIMITATION OF LIABILITY

11.1	The liability of each Seller under or in respect of any Claim (which for the avoidance of doubt, shall be on an individual and several (and thus not joint and several basis) shall be subject to the limitations and further provisions set out in this clause 11.

11.2	The total aggregate liability of each Seller save as otherwise expressly provided in this Agreement in respect of all Claims and claims under clauses 3.8, 10.13, 4, and/or 5 shall not in any event exceed an amount equal to the aggregate of the Consideration received by such Seller or, in the case of any claim pursuant to clause 3.8, the higher of the amount of Consideration or any Leakage received by such Seller.

11.3	No Claim or other claim under clauses 10.13, 4 and 5 shall be brought against any Seller unless the Buyer shall have given to the relevant Seller, written notice of such Claim specifying (in reasonable detail) the matter(s) which gives rise to the Claim, the nature of the Claim (if practicable) and the amount claimed in respect thereof: (i) in relation to any Claim, within 3 years from and including the date of this Agreement; and (ii) in relation to any claim under clause 10.13, within 1 year from and including the date of this Agreement.

11.4	Any Claim notified pursuant to clause 11.3 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn twelve months after the relevant notice has been given by the relevant party making the Claim, unless at such time legal proceedings in respect of the relevant Claim: (i) have been commenced by being both issued and served; and (ii) are being and continue to be pursued with reasonable diligence except in the case of a Claim based upon a liability which is contingent or otherwise not capable of being quantified, in which case the twelve month period shall commence on the date that the contingent liability becomes an actual liability or the liability is capable of being quantified. This twelve month time period shall not start to run in relation to any contingent or unquantifiable liability in respect of such Claim until the liability has become an actual liability which is capable of being quantified.

11.5	Nothing in the Transaction Documents shall or shall be deemed to relieve or abrogate the Buyer or, as the case may be, the Sellers, of any common law or other duty to mitigate any loss or damage.

11.6	No party shall be liable in respect of any Claim to the extent that the subject of such Claim has been made or is made good or is otherwise compensated for without cost to the party making the Claim.

11.7	No party shall be liable under this Agreement in respect of any indirect or consequential losses unless such losses are reasonably foreseeable as at the date of this Agreement.

11.8	The Buyer shall not be entitled to recover from any Sellers under this Agreement more than once in respect of the same Claim.

11.9	It is acknowledged that Barclays Wealth Trustees (Guernsey) Limited enters into this Agreement in its capacity as trustee of the EBT and its total liability under this Agreement shall be limited to the assets of the Trust or as provided in this clause 11, whichever is the less.

12	NON-SOLICITATION

12.1	Each of the Management Warrantors hereby undertakes that he will not, for the period of two years from the date of Completion, on his own account or on behalf of any other person, directly or indirectly either alone or jointly with others, whether as principal, agent, manager, shareholder, independent contractor or in any other capacity entice or try to entice away from any member of the Group or employ or try to employ any member of the Operating Committee.

12.2	Each of the Management Warrantors hereby undertakes that he will not, for the period of two years from the date of Completion, on his own account or on behalf of any other person, directly or indirectly either alone or jointly with others, whether as principal, agent, manager, shareholder, independent contractor or in any other capacity: (i) canvas, solicit or entice or cause to be canvassed, solicited or enticed any Material Customer of the Group; (ii) interfere, or seek to interfere, with the continuance of supplies to any Group member from any supplier who has been supplying goods or services to that Group member at any time during the twelve months immediately preceding Completion if such interference causes or would cause that supplier to cease supplying, or materially reduce the supply of, those goods or services to the relevant Group member; or (iii) make any derogatory or critical statements or comments in relation to, or otherwise disparage any member of the Buyer’s Group, any Group member or any director, officer or employee of any Group member.

12.3	Each of the Management Warrantors agree that he or she shall not on his or her own account or in conjunction with any other person (directly or indirectly) during the period ending one year after the Completion Date, carry on or be engaged, concerned or interested in any business which directly competes with the business of the Group in any country where such Management Warrantor carried out, was involved in, or was responsible for material activities of the Group prior to the Completion Date. If the employment of Elaine Pulakos (the “Relevant Employee”) is terminated by the Buyer or any Group member with whom the Relevant Employee has an employment relationship and provided that such termination: (i) is not due to a material breach by the Relevant Employee of the terms of her employment justifying summary dismissal; and (ii) occurs within one year of Completion without any replacement employment arrangements within the Group being arranged for the Relevant Employee which the Relevant Employee agrees to, the restrictions contained in this clause 12.3 shall not apply to the Relevant Employee.

12.4	The restrictions contained in clauses 12.1, 12.2 and 12.3 (each of which is a separate obligation) are considered reasonable by the parties (each of the parties having taken separate legal advice) in all the circumstances as necessary to protect the legitimate interests of the Buyer, but if any such restriction is judged by a competent court to be void but would be valid and enforceable if certain words were deleted or the period or area of application reduced, such restrictions will apply with such modification to make them valid and effective.

13	ANNOUNCEMENTS AND CONFIDENTIALITY

13.1	Subject to clause 13.3, for the period prior to Completion only, the Buyer undertakes to the Sellers that it shall and shall procure that its subsidiary undertakings and holding companies shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to: (i) the negotiations relating to this Agreement and all documents referred to in this Agreement or entered into pursuant to this Agreement; or (ii) information relating to the other Parties (or other members of their group) which is not contained in this Agreement ((i) and (ii) together being “Buyer Confidential Information”).

13.2	Subject to clause 13.3, each Seller undertakes to the Buyer and each member of the Buyer’s Group that it shall and shall procure that its subsidiary undertakings and holding companies shall treat as strictly confidential all information which relates to: (i) the subject matter and provisions of this Agreement or any document referred to in or entered into pursuant to this Agreement; (ii) the negotiations relating to this Agreement and all documents referred to in this Agreement or entered into pursuant to this Agreement; (iii) all information relating to the Group or any Group member; or (iv) the other Parties (or other members of their group) ((i) to (iv) together being “Seller Confidential Information”).

13.3	Clauses 13.1 and 13.2 do not apply to disclosure of Confidential Information:

13.3.1	made by the Buyer or any member of the Buyer’s Group or by the Sellers or any of their Related Persons after the date of this Agreement of factual information contained in this Agreement or of information relating to the Group which is not of a sensitive or confidential nature;

13.3.2	to the extent that it is generally known to the public not as a result of a breach of any duty of confidentiality;

13.3.3	to a director, officer or employee of a Group member whose function requires him to have Confidential Information;

13.3.4	to the extent that it is required to be disclosed by applicable law, rule of listing authority or a stock exchange or governmental authority or other authority with relevant powers to which a Buyer or any number of the Buyer’s Group or the Seller or any of the Related Persons is subject or submits, whether or not the requirement has the force of law;

13.3.5	to an adviser, agent or auditor provided that such disclosure is reasonably necessary in connection with their engagement and is subject to customary confidentiality obligations; or

13.3.6	to a Related Person provided that such disclosure is subject to customary confidentiality obligations,

and provided further that nothing shall restrict the making of any statement or disclosure relating to the Transaction by the SHL 1 Institutional Sellers or the principal member of the SHL 3 Institutional Seller to their respective investors or any investor or potential investor in funds managed and/or advised by Hg Pooled Management Limited and any person making a bona fide proposal to make any investment with any such fund, provided that such person is subject to customary confidentiality obligations.

13.4	Save in respect of the Announcements, no announcement or statement about this Agreement or the subject matter of, or any matter referred to in, this Agreement or the Transaction (including any consideration payable) shall be made or issued before, on or after the date of this Agreement by or on behalf of any of the parties without the prior written approval of the SHL 1 Institutional Sellers’ Representative, the SHL 3 Institutional Seller and the Buyer provided that nothing shall restrict the making by any party (even in the absence of agreement by the other parties) of any statement or disclosure:

13.4.1	to the extent that it is required to be disclosed by applicable law, rule of listing authority or a stock exchange or governmental authority or other authority with relevant powers to which a Buyer or any number of the Buyer’s Group or the Sellers or any of the Related Persons is subject or submits, whether or not the requirement has the force of law;

13.4.2	made by the Buyer or any member of the Buyer’s Group or by the Sellers or any of their Related Persons after the date of this Agreement (whether to investors, analyst, credit rating agencies or otherwise) (i) that repeats information consistent with Confidential Information disclosed under the exception in clause 13.3.4, (ii) of any factual information contained in this Agreement or the documents referred to in the Agreement or (iii) of any other information relating to the Group which is not of a sensitive or confidential nature;

13.4.3	of information on a need-to-know basis by a party to its Related Persons and its or their professional or other advisers but provided that such disclosure is subject to customary confidentiality obligations or duties;

13.4.4	of information to any Tax Authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or of any member of the same group of companies as that party, or in the case of a Seller, of any person who directly or indirectly has an interest in that Seller;

13.4.5	information that is or becomes within the public domain through no fault of that party; or

13.4.6	of this Agreement or any information related to or in connection with this Agreement or the transaction contemplated herein as required or requested by potential lenders under the Financing Agreements provided that the disclosure of such information is subject to customary confidentiality undertakings, and provided further that nothing shall restrict the making of any statement or disclosure relating to the Transaction by the SHL 1 Institutional Sellers or the principal member of the SHL 3 Institutional Seller to their respective investors or any investor or potential investor in funds managed and/or advised by Hg Pooled Management Limited and any person making a bona fide proposal to make any investment with any such fund, provided that such person is subject to customary confidentiality obligations.

14	COSTS

14.1	Except where this Agreement provides otherwise, each party shall pay its own costs and expenses in relation to the negotiation, preparation, and implementation of this Agreement (and the documents referred to herein), including the fees and disbursements of their respective legal, accountancy and other advisers.

14.2	Following Completion, the Buyer shall pay all stamp and other documentary or transaction duties or other transfer Taxation (including any interest or penalties thereon and including fulfilling any administrative or reporting obligation imposed by any relevant jurisdiction in connection with the payment of such duties or Taxes) arising as a result of this Agreement or its completion.

14.3	The Buyer hereby waives and relinquishes any right of set-off or counterclaim, deduction or retention which the Buyer might otherwise have in respect of any claim under or in relation to this Agreement or out of any payments which the Buyer may be obliged to make (or procure to be made) to the Sellers pursuant to this Agreement or otherwise.

15	NOTICES

15.1	Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party or posted by registered post addressed to that party at such address or by fax to that party’s authorised fax number and shall if:

15.1.1	personally delivered, be deemed to have been received at the time of delivery; or

15.1.2	posted to an inland address in the United Kingdom, be deemed to have been received on the second Business Day after the date of posting and if posted to an overseas address, be deemed to have been received on the fifth Business Day after the date of posting; or

15.1.3	faxed, be deemed to have been delivered, at the time of transmission;

provided that where, in the case of delivery by hand delivery or by fax occurs after 6 pm on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9 am on the following Business Day.

15.2	For the purposes of this clause 15 the authorised address and fax number of the parties are as follows:

15.2.1	The SHL 1 Institutional Sellers’ Representative:

	Name:	Hg Pooled Management Limited

	Address:	2 More London Riverside, London SE1 2AP, United Kingdom

	Attention:	Matthew Rourke

	Fax:	+44 207 089 7999

With a copy to:

	Name:	Weil, Gotshal & Manges

	Address:	110 Fetter Lane, London EC4A 1AY, United Kingdom

	Attention:	Jonathan Wood

	Fax:	+44 207 903 0990

15.2.2	The SHL 1 Management Sellers’ Representative:

	Name:	David Leigh

	Address:	The Pavilion, 1 Atwell Place, Thames Ditton, Surrey, KT7 0NE

	Attention:	David Leigh

	Fax:	+44 (0) 20 8335 7000

With a copy to:

	Name:	Weil, Gotshal & Manges

	Address:	110 Fetter Lane, London EC4A 1AY, United Kingdom

	Attention:	Jonathan Wood

Fax:	+44 207 903 0990

and:

Name:	Travers Smith LLP

Address:	10 Snow Hill, London EC1A 2AL

Attention:	Kathleen Russ

Fax:	+44 207 295 3500

15.2.3 The SHL 3 Institutional Seller as set out in column 1 of Part 2A of Schedule 1:

Name:	Veronis Suhler Stevenson

Address:	Park Avenue Plaza, 55 East 52nd Street, 33rd Floor, New York, NY 10055

Attention:	Michael Kessler

Fax:	+1 212 381 8168

With a copy to:

Name:	Proskauer Rose LLP

Address:	Eleven Times Square, New York, NY 10036-8299

Attention:	Lawrence Budish

Fax:	+1 212 969 2900

15.2.4 The Buyer and Guarantor

Name:	Corporate Executive Board (UK) Limited

Address:	Victoria House Fourth Floor, 37-63 Southampton Row, Bloomsbury Square, London WC1B 4DR

Attention:	Jesse Levin / Richard S. Lindahl

Fax:	+1-571-303-3100

With a copy to:

Name:	Kirkland & Ellis International LLP

Address:	30 St. Mary Axe, London EC3A 8AY

Attention:	Graham White

Fax:	+44 20 7469 2001

Name:	Kirkland & Ellis LLP

Address:	655 Fifteenth Street, N.W., Washington, D.C. 20005-5793 United States

Attention:	Mark D. Director

Fax:	+1 (202) 879-5200

16	SELLERS’ REPRESENTATIVES

16.1	Hg Pooled Management Limited in its capacity as adviser to the SHL 1 Institutional Sellers, is appointed to act as the SHL 1 Institutional Seller’s Representative. Service of any notice or other communication on the SHL 1 Sellers’ Representative shall be deemed to constitute valid service of such notice on each of the Institutional Sellers.

16.2	David Leigh is appointed to act as the representative for the SHL 1 Management Sellers and Barclays Wealth Trustees (Guernsey) Limited. Service of any notice or other communication on David Leigh shall be deemed to constitute valid service of such notice on each of the SHL 1 Management Sellers and Barclays Wealth Trustees (Guernsey) Limited.

16.3	The representatives listed in clauses 16.1 and 16.2 may at any time appoint a different person to act as representatives in their place provided written notice of such new appointment is given to the Buyer and to each other party to this Agreement. At any time the representatives listed in clause 16.1 and 16.2 may elect no longer to act as such and shall cease so to act on serving written notice of its decision no longer to act on each other party to this Agreement such notice to specify a replacement representative to act in their place.

16.4	Without prejudice to any other mode of service allowed under any relevant law the Guarantor irrevocably appoints The Corporate Executive Board Company (UK) Limited (for the attention of Richard Lindahl) as its agent for service of process in relation to any proceedings in connection with this Agreement.

17	SEVERABILITY

If any provision of this Agreement (or of any document referred to herein) is held to be illegal, invalid or unenforceable in whole or in part in any relevant jurisdiction the legality, validity and enforceability of the remaining provisions of this Agreement (or such document) shall not in any way be affected or impaired thereby.

18	ENTIRE AGREEMENT

18.1	This Agreement (together with all other documents referred to herein as being in the agreed form) and the Warranty Deed contain the entire agreement and understanding of the parties and supersede all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement (and any such document).

18.2	Each of the parties acknowledges and agrees that:

18.2.1	it does not enter into this Agreement and the documents referred to herein on the basis of and does not rely, and has not relied, upon any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made, given or agreed to by any person (whether a party to this Agreement or not) except those expressly set out or referred to in this Agreement and the documents referred to herein (as being in the agreed form) and the only remedy or remedies available in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of contract under this Agreement; and

18.2.2	this clause 18.2 shall not apply to any statement, representation or warranty made fraudulently or to any provision of this Agreement which was induced by, or otherwise entered into as a result of, fraud, for which the remedies shall be all those available under the law governing this Agreement.

19	VARIATION

19.1	No variation, amendment, supplement, deletion or replacement of or from this Agreement or any of its terms shall be effective unless made in writing and signed by or on behalf of each party. Each of the SHL 1 Institutional Sellers hereby irrevocably appoints the SHL 1 Institutional Sellers’ Representative, each of the SHL 1 Management Sellers and Barclays Wealth Trustees (Guernsey) Limited hereby irrevocably appoints the SHL 1 Management Sellers’ Representative with full power to sign any variation, amendment, supplement, deletion or replacement of or from this Agreement on its behalf.

19.2	Notwithstanding clause 19.1, the SHL 1 Management Sellers’ Representatives shall not be permitted to make any variation or amendment to this Agreement, on behalf of the SHL 1 Management Sellers, which either: (i) has the effect of imposing a more onerous obligation on any SHL 1 Management Seller; or (ii) treats any SHL 1 Management Seller in a different manner from any other SHL 1 Management Seller, without the prior written consent of the relevant SHL 1 Management Seller.

20	REMEDIES AND WAIVERS

20.1	No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided under this Agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver of such right, power or remedy.

20.2	The single or partial exercise of any right, power or remedy provided under this Agreement shall not preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.

21	ASSIGNMENT

21.1	No party shall be entitled to assign, transfer, charge, sub-contract or otherwise deal with all or any rights or obligations under this Agreement save that the Buyer shall be entitled to assign all of its rights under the Acquisition Agreements (as defined in clause 21.2) to any other member of the Buyer’s Group.

21.2	Notwithstanding any other provisions in this Agreement or any of the other agreements entered into by the Sellers (or any of them) and the Buyer under or in connection with this Agreement (together the “Acquisition Agreements”) the Buyer shall be entitled to grant security over or assign by way of security, all or any of its rights under any of the Acquisition Agreements (the “Rights”) for the purposes of or in connection with the financing or refinancing (whether in whole or in part) raised by the Buyer in relation to:

21.2.1	the acquisition contemplated by this Agreement; and/or

21.2.2	the working capital requirements of the Group following Completion,or to the liquidator or administrator, or any receiver or other person or entity entitled to enforce any of such security who may enter into any other assignment or transfers of any of the Rights upon the enforcement of such security.

22	COUNTERPARTS

This Agreement may be executed in the form of one or more counterparts in like form each of which shall be deemed to be an original when taken together and shall constitute one and the same document.

23	INVALIDITY

23.1	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

23.1.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

23.1.2	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

24	RIGHTS OF THIRD PARTIES

24.1	A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of it except that clause 10.6 confers a benefit on each present and former director, officer, employee or partner of any Group member and of any of the Institutional Sellers (or any entity which manages the same) and clause 10.9 confers a benefit on the Financing Sources.

24.2	Without prejudice to clause 19, the parties to this Agreement may, together, amend the terms of this Agreement without the consent of any other person.

25	MISREPRESENTATION

25.1	Each of the parties acknowledges and agrees that, in entering into this Agreement, it does not rely on, nor has been induced to enter into this Agreement, and will have no remedy (in equity or tort, under the Misrepresentation Act 1967 or in any other way) in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether a party or not) other than as expressly set out in this Agreement.

25.2	Nothing in this Agreement will, however, operate to limit or exclude any liability for fraud or fraudulent misrepresentation.

26	GOVERNING LAW AND JURISDICTION

26.1	This Agreement (together with all documents to be entered into pursuant to it which are not expressed to be governed by another law), including, without limitation, any contractual or non-contractual obligation arising from or connected with it, shall be governed by, construed and take effect in accordance with English law.

26.2	The courts of England shall have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Agreement (including without limitation claims for set-off or counterclaim) or the legal relationships established by this Agreement (including any non-contractual claims).

26.3	Each of the parties hereto agrees that in the event of any action between any of the parties hereto being commenced in respect of this Agreement or any matters arising under it, the process by which it is commenced, (where consistent with the applicable court rules) may be served on them in accordance with clause 15.

27	VOTING POWER OF ATTORNEY

27.1	With effect from Completion (but not at any time before Completion), each Seller, in respect of themselves only, irrevocably appoints the Buyer to be its attorney with full power pending registration of the Buyer as the legal holder of Shares registered in the name of the Sellers to exercise all rights of ownership which are capable of exercise by the Sellers in the capacity of registered holder of the Shares including without limitation:

27.1.1	receiving notice of, attending and voting at any general meeting of the shareholders of SHL 1 and SHL 3, or signing any resolution as holder of the Shares;

27.1.2	the right to nominate proxies on behalf of the Seller, the right to consent to short notice and any other documents required to be signed by the holder of the Shares;

27.1.3	dealing with and giving directions as to any moneys, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the Shares or received in connection with the Shares from SHL 1 and SHL 3 or any other person; and

27.1.4	otherwise executing, delivering and doing all deeds, instruments and acts in the name of the Seller insofar as may be done in that capacity,

in each case as the attorney in its absolute discretion sees fit.

27.2	This power of attorney is executed to secure the proprietary interest of the Buyer in the Shares. This power of attorney and the powers conferred on the Buyer as attorney in this Agreement will terminate (without prejudice to anything done by the attorney pursuant to it before termination) on the date on which the Buyer is entered in the register of members of SHL 1 and SHL 3 as the legal holder of the Shares.

AS WITNESS this Agreement has been executed and is intended to be and is hereby delivered by the parties thereto as a deed on the date first above written.

SCHEDULE 1

PART 1

SHL 1 SELLERS

PART 1 A

SHL 1 INSTITUTIONAL SELLERS

PART 1 B

SHL 1 MANAGEMENT SELLERS

PART 1 C

OTHER SELLERS

PART 2

SHL 3 INSTITUTIONAL SELLER

SCHEDULE 2

PART A

PARTICULARS OF SHL GROUP HOLDINGS 1 LIMITED

SHL GROUP HOLDINGS 1 LIMITED

1.	Name	SHL Group Holdings 1 Limited

2.	Date of Incorporation	30 August 2006

3.	Country of Incorporation	England and Wales

4.	Type of company	Private Limited Company

5.	Registered number	5919061

6.	Registered office	The Pavilion 1 Atwell Place Thames Ditton Surrey KT7 0NE

7.	Directors	Emma Lancaster David Leigh Matthew Rourke Christopher Sandham Lisa Stone David Thorpe

PART B

PARTICULARS OF SHL GROUP HOLDINGS 3 LIMITED

SHL GROUP HOLDINGS 3 LIMITED

1.	Name	SHL Group Holdings 3 Limited

2.	Date of Incorporation	30 August 2006

3.	Country of Incorporation	England and Wales

4.	Type of company	Private Limited Company

5.	Registered number	5919149

6.	Registered office	The Pavilion 1 Atwell Place Thames Ditton Surrey KT7 0NE

7.	Directors	Emma Lancaster David Leigh Matthew Rourke Christopher Sandham Lisa Stone David Thorpe Michael Kessler Jeffrey Gordon

SCHEDULE 3

COMPLETION OBLIGATIONS

1	OBLIGATIONS OF THE SELLERS

1.1	At Completion each Seller shall deliver or cause to be delivered to the Buyer duly executed transfers of the Shares held by that Seller in favour of the Buyer (or as it may direct) together with the share certificates relating to such Shares (or an indemnity in the agreed terms for any lost certificates).

1.2	At or prior to Completion the Sellers shall cause to be delivered to the Buyer:

1.2.1	the statutory books of SHL 1 and SHL 3 and to the extent reasonably practicable, each other Group member;

1.2.2	on written notice by the Buyer (to be provided within 30 days of the date of this Agreement), an unqualified letter of resignation from the auditors of any Group member specified by the Buyer complying in all respects with the requirements of section 516 of the Companies Act 2006, but only to become effective at Completion; and

1.2.3	on written notice by the Buyer (to be provided within 30 days of the date of this Agreement),written resignations of any director of any Group member specified by the Buyer of which such persons are directors in the agreed terms duly executed, but only to become effective at Completion.

1.3	At or prior to Completion the Sellers shall cause a board meeting of SHL 1 and SHL 3 to be duly convened and held at which:

1.3.1	the transfers of the Shares shall be approved for registration (subject only to their being duly stamped at the cost of the Buyer); and

1.3.2	such persons as may be nominated by the Buyer shall be appointed directors of SHL1 and SHL3.

1.4	At or prior to Completion the Sellers shall cause a board meeting of each Group member to be duly convened and held at which such persons as may be nominated by the Buyer shall be appointed directors of the relevant Group members effective only at Completion.

1.5	At Completion each Seller shall procure the delivery to the Buyer duly executed releases in respect of then Bank Security conditional on the repayment of the Bank Debt.

1.6	At Completion each Seller shall procure the delivery to the Buyer duly executed releases in respect of then Shareholder Debt Security conditional on the repayment of the Shareholder Debt.

1.7	At Completion the Sellers shall provide to the Buyer the forms and elections required to be completed in connection with clause 7.11 and Schedule 9 (as far as it applies to clause 7.11) of this Agreement.

1.8	Immediately prior to Completion, procure that the Group terminates the Swap.

2	OBLIGATIONS OF THE BUYER

2.1	On Completion the Buyer shall:

2.1.1	pay the Consideration to the Sellers by electronic transfer of immediately available funds to the Sellers’ Solicitors Client Account;

2.1.2	procure that SHL 1, SHL Group Holdings 2 Limited and any other Group member discharges all its liabilities in respect of the Shareholder Debt by way of a payment by electronic transfer of immediately available funds in pounds sterling to the Sellers’ Solicitors Client Account of an aggregate amount equal to the Shareholder Debt Amount at Completion as notified to the Buyer in the Completion Schedule;

2.1.3	procure that each Group member discharges its liability in respect of the Bank Debt (including, for these purposes, the Bank Break Fee Amount, the Actual Swap Termination Amount and the Emergency Borrowing) by way of a payment by electronic transfers of immediately available funds denominated in that mix of pounds sterling and US dollars as set out in the Completion Schedule to such accounts notified by the Sellers to the Buyer of amounts equal to the outstanding amount of Bank Debt, the Bank Break Fee Amount (each as notified to the Buyer in the Completion Schedule), the Actual Swap Termination Amount and the Emergency Borrowing; and

2.1.4	procure that each Group member discharges its liability in respect of the Disclosed Seller Transaction Costs to the extent outstanding at Completion in relation to which the relevant Group member has received a written invoice or other written demand in respect of such costs.

SCHEDULE 4

SELLERS WARRANTIES

1	The Seller is the legal and beneficial owner of the Share set opposite his name in Schedule 1 and such shares constitute the whole of such Seller’s interest in the issued and allotted share capital in the capital of SHL 1 and SHL 3 (as applicable) and such Seller is entitled to sell and transfer (or procure the sale and transfer of) the full legal and beneficial ownerships of such Shares to the Buyer on the terms of this Agreement.

2	The Seller has the power and authority required, and has obtained or satisfied all corporate or regulatory approvals or other conditions necessary, to enter into this Agreement and each of the Transaction Documents and to perform fully his obligations under this Agreement and the Transaction Documents in accordance with their respective terms.

3	The entry into, and the implementation of the transactions contemplated by, this Agreement and each of the Transaction Documents by the Seller will not result in:

3.1	violation or breach of any provision of the memorandum and articles of association or equivalent constitutional documents of the Seller (where relevant); or

3.2	a breach of, or give rise to a default under, any contract or other instrument to which the Seller is a party or by which it is bound; or

3.3	a violation or breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to the Seller; or

3.4	other than as contemplated by this Agreement, a requirement for the Seller to obtain any consent or approval of, or give any notice to or make any registration with, any governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement on a basis which is both unconditional and cannot be revoked.

4	This Agreement and each of the other agreements to be entered into by the Seller pursuant to, or otherwise in connection with, this Agreement constitute valid and legally binding obligations of the Seller enforceable in accordance with their respective terms.

SCHEDULE 5

BUYER’S WARRANTIES

1	The Buyer is a company duly incorporated and organised and validly existing under the laws of England & Wales.

2	The Buyer has the power and authority required, and has obtained or satisfied all corporate or regulatory approvals or other conditions necessary, to enter into this Agreement and each of the other agreements to be entered into by it pursuant to, or otherwise in connection with, this Agreement, and to perform fully its obligations under this Agreement and such other agreements in accordance with their respective terms.

3	The entry into, and the implementation of the transactions contemplated by, this Agreement and each of the other agreements to be entered into by the Buyer pursuant to, or otherwise in connection with, this Agreement will not result in:

3.1	a violation or breach of any provision of the memorandum and articles of association or equivalent constitutional documents of the Buyer;

3.2	a breach of, or give rise to a default under, any contract or other instrument to which the Buyer is a party or by which it is bound;

3.3	a violation or breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to the Buyer; or

3.4	other than as contemplated by this Agreement, a requirement for the Buyer to obtain any consent or approval of, or give any notice to or make any registration with, any governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement on a basis which is both unconditional and cannot be revoked.

4	This Agreement and each of the other agreements to be entered into by the Buyer pursuant to, or otherwise in connection with, this Agreement constitute valid and legally binding obligations of the Buyer enforceable in accordance with their respective terms.

5	The Sellers have been provided with correct and complete copies of the debt financing agreements pursuant to which the Buyer will raise (conditional on the satisfaction of the conditions contained in such financing agreements) sufficient funds, together with the amounts committed provided by the Guarantor pursuant to clause 3.6 on behalf of the Buyer, in order to satisfy its payment obligations in paragraphs 2.1.1 to 2.1.4 of Schedule 3 and pay all fees and expenses required to be paid in connection therewith (the “Financing Agreements”).

6	Each Financing Agreement has been duly executed by and is binding upon the Buyer and the Guarantor.

7	Subject to the Buyer’s debt providers complying with their obligations under the Financing Agreements and the Guarantor complying with its obligations under clause 3.6, the Buyer will have, at Completion sufficient cash resources available to it, on an unconditional basis to satisfy its payment obligations in paragraphs 2.1.1 to 2.1.4 of Schedule 3 and pay all fees and expenses required to be paid in connection therewith.

SCHEDULE 6

PERMITTED LEAKAGE ITEMS

Permitted Leakage Item

Management fees paid by SHL 1 to the SHL 1 Institutional Investors in the ordinary course and consistent with past practice.

Management fees paid by SHL 3 to the SHL 3 Institutional Investor in the ordinary course and consistent with past practice.

Non-Executive Director fees paid by SHL 1 to Non-Executive Directors in the ordinary course and consistent with past practice.

SCHEDULE 7

PRE-COMPLETION UNDERTAKINGS

Each Group member shall, save as set out in any other provision of this Agreement or with the prior written consent of the Buyer (not to be unreasonably withheld or delayed) carry on its business in the ordinary and usual course, and shall not:

1	create, allot, issue, acquire, reduce, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things, or grant or agree to grant any option over or other right to subscribe for, any share or loan capital (including shareholder loans or profit participation rights), or vary the rights attaching to any share or loan capital;

2	capitalise, repay or otherwise distribute any amount standing to the credit of any of its reserves or redeem or purchase any of its shares or otherwise reorganise its share capital;

3	admit any person (whether by subscription or transfer) as a shareholder of such Group member;

4	form or acquire a subsidiary, acquire any shares or other interests in any other company or participate in any arrangement with any third party which requires a Group member to share liability in respect of that third party’s business or joint venture, or amalgamate or merge with any other company or legal entity;

5	amend, vary or waive any rights under its articles of association or any other constitutional document, other than as required in connection with the Transaction;

6	save in the ordinary course of the Group’s business, acquire or dispose of, or agree to acquire or dispose of, an asset with a value in excess of £500,000 or make any acquisitions or disposals (whether under separate transactions or a series of transactions) with a value in excess of £2,000,000 in aggregate;

7	save in the ordinary course of the Group’s business, assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) in an amount in excess of £500,000 in relation to a single obligation or expense or assume or incur, or agree to assume or incur, any liabilities, obligations or expenses (whether under separate transactions or a series of transactions) with a value in excess of £2,000,000 in aggregate;

8	incur or agree to incur, in a single transaction capital expenditure which exceeds £300,000 or incur or agree to incur by way of a series of transactions, any capital expenditure that exceeds in aggregate the amount of £500,000;

9	assign, licence, charge, divest or otherwise dispose of any Intellectual Property Rights, save in relation to the licensing of Intellectual Property Rights in the ordinary course of business;

10	in the case of SHL 1 and SHL 3 only, other than resolutions in respect of section 4999 of the Code relating to the Consideration payable to the Sellers, pass a shareholders’ resolution otherwise than in the ordinary course of business or as required by the terms of this Agreement;

11	amend the terms of employment of, or employ, engage or terminate the employment or engagement of, any employee of a Group member earning a salary in excess of £100,000 or engage any person in the role of head of legal affairs of the Group;

12	induce (directly or indirectly), or attempt to induce, any Operating Committee member to terminate his or her employment;

13	make any material amendment to any existing employee benefit, share incentive or bonus arrangement for any employee or introduce any new employee benefit, share incentive or bonus arrangement for any employee, other than as is consistent with past practice save that a Group member may make a recommendation to the SHL Group Holdings 1 EBT 2006 Trust (the “EBT”) providing for a payment to certain Group employees from the proceeds of the sale of those of the Shares sold by the trustee of the EBT pursuant to this Agreement;

14	amend or terminate any Employee Benefit Retirement Arrangement or introduce any new Employee Benefit Retirement Arrangement;

15	other than in the ordinary course of business, increase, amend, or agree to amend, in any material respect the terms of its borrowing or indebtedness in the nature of borrowing or create, incur, or agree to create or incur, borrowing or indebtedness in the nature of borrowing;

16	amend, extend, shorten or agree to amend, extend or shorten the interest periods applicable to any of its borrowings or indebtedness obtained under the Facilities Agreements;

17	give a guarantee or indemnity or enter into any other agreement to incur any financial obligations, in each case to secure another person’s obligation (other than another Group member), excluding any guarantee or indemnity given, or agreement entered into in the ordinary course of business;

18	create, extend, grant, issue, redeem or dispose off or amend any existing or new Encumbrance over its assets or business other than any Encumbrance arising in the ordinary course of business or in accordance with the terms of any security relating to the Bank Debt;

19	commence any material litigation or arbitration or other legal proceedings which would not reasonably be expected to be settled for less than £75,000 without the prior written consent of the Buyer other than for the collection of debts in the ordinary course of business;

20	except in the ordinary course of its business, compromise, settle, release, discharge or compound any material litigation or arbitration proceedings or a material liability, claim, action, demand or dispute, or waive a right in relation to material litigation or arbitration proceedings with a value in excess of £75,000;

21	discontinue or cease to operate all or a material part of the business carried on by it as at the date of this Agreement;

22	make any material change to the nature or scope of its business or commence any new business not being incidental or ancillary to its current business;

23	other than in the ordinary course of business, enter into, amend or terminate a material contract, arrangement or obligation where ‘material’ shall mean either: (i) the Group member becomes bound by any change of control provisions which could be invoked by the counterparty as a result of Completion; (ii) the aggregate payment obligations involved (whether incurred by or due to the Group member) exceed the amount of £500,000 per annum; or (iii) such contract relates to the supply or receipt of goods and services and such goods and services are material to the operations of such Group member of the Group as a whole;

24	other than in the ordinary course of business and consistent with past practice procure the payment by any debtor generally in advance of the date on which book and other debts are usually payable in accordance with the standard terms of business of that contract or (if different) the period extended to any particular debtor in which to make payment;

25	other than in the ordinary course of business and consistent with past practice delay in making any payment to any trade creditor generally beyond the date on which payment to the relevant trade creditor should be paid in accordance with the credit period authorised be the relevant creditors (or (if different) the period extended by creditors in which to make payment));

26	sell, lease, licence, transfer or purchase any freehold or leasehold property;

27	make any change in its method of accounting or any audit policies and practices or change its accounting reference date;

28	make any voluntary change to any tax election or tax residency or other formal arrangement with any taxation authority;

29	amend or terminate any of its insurance policies save for renewal of existing policies on substantially the same or similar terms;

30	pay Management Fees other than in the ordinary course of business and in accordance with past practice;

31	agree to do any of the above; or

32	take any action which is in breach of the provisions of this Agreement.

SCHEDULE 8

COMPLETION STATEMENT AND WORKING CAPITAL AND DEBT ADJUSTMENT

Part A

Part 1: Preliminary

1	The Completion Statement shall use the form of the Pro Forma Completion Statement. The Debt Statement shall use the form of the Pro Forma Debt Statement. In preparing the Completion Statement and Debt Statement:

1.1	The items and amounts to be included in the calculation of Working Capital, Cash, Actual Tax Liability and Actual Debt Items Payable Amount shall be identified from the Completion Statement at the Working Capital Completion Date, prepared in accordance with the relevant accounting policies stated in Part A of Schedule 8 of this Agreement and with the composition of Working Capital adjusted in accordance with Clause 2 of this Schedule.

1.2	The items and amounts to be included in the calculation of the Debt and the Actual Swap Termination Amount shall be identified from the Debt Statement at the Completion Date, prepared in accordance with the relevant accounting policies stated in Part A of Schedule 8 of this Agreement.

1.3	In applying each such definition and the provisions of Part A of this Schedule and determining which items and amounts are to be included in the Completion Statement and the Debt Statement, if and to the extent that the treatment or characterisation of the relevant item or amount or type or category of item or amount:

1.3.1	is dealt with in the specific accounting treatments set out in Part 2 of Part A of this Schedule (the “Specific Accounting Policies”), the relevant Specific Accounting Policy shall apply;

1.3.2	is not dealt with in the Specific Accounting Policies but is dealt with in the accounting principles, policies, treatments, practices and categorisations used in the preparation of the Audited Accounts (as applicable) (the “Accounting Principles”), the applicable Accounting Principle(s) shall apply (including in relation to the exercise of accounting and management discretion and judgement); and

1.3.3	is not dealt with in either the Specific Accounting Policies or the Accounting Principles, United Kingdom Generally Accepted Accounting Principles in force at the Balance Sheet Date shall apply.

2	Working Capital comprises the captions identified by the “*” symbol on the Pro Forma Completion Statement, adjusted (to the extent included within the designated captions) by the removal of and in any event, excluding:

2.1	provisions;

2.2	accrued interest;

2.3	cash;

2.4	balances in respect of Projects Apple, Plum and Orange;

2.5	provisions for exceptional US sales taxes;

2.6	termination and restructuring provisions not associated with the change of control and ownership and in the ordinary course of operations (if any);

2.7	creditor balances related to capitalised expenditure (in accordance with the Group’s capitalisation policies);

2.8	loans made to employees;

2.9	any provisions or accruals for the IB Settlement Amount;

2.10	Management Fees;

2.11	the Debt Items;

2.12	any provisions or accruals for the Actual Tax Liability;

2.13	any provisions or accruals for the Disclosed Seller Transaction Costs;

2.14	any provisions or accruals for the Employer Contributions;

2.15	any provisions or accruals for the Actual Swap Termination Amount;

2.16	any provisions or accruals for the Bank Break Fee Amount; and

2.17	any provisions or accruals for Debt.

Part 2: Specific Accounting Policies

3	The following Specific Accounting Policies shall apply in the preparation of the Completion Statement and Debt Statement:

3.1	In determining the amount of Working Capital, Cash, Debt, the Actual Tax Liability, the Actual Debt Items Payable Amount and the Actual Swap Termination Amount, no amount shall be double-counted.

3.2	The Completion Statement shall be prepared:

3.2.1	on a going concern basis;

3.2.2	as if the date to which they are made up is the last day of a financial year including with respect to normal year end procedures and adjustments;

3.2.3	so as to take account of no information or events following the delivery of the draft Completion Statement by the Buyer to the SHL 1 Institutional Sellers’ Representative; and

3.2.4	so as to exclude any and all effects of this Agreement and the transaction contemplated hereunder including the effect of the change of control and ownership of the Group;

4	The Completion Statement and Debt Statement will reflect the position of the Group members at the Working Capital Completion Date and the Completion Date respectively and neither will take into account the effects of any post Completion reorganisations or, in any way, the post Completion intentions or obligations of the Buyer as regards the Group companies.

5	The Completion Statement and Debt Statement shall not re-appraise the value of any of the assets or liabilities of the Group companies as a result of the change in their ownership (or any changes in the business of the Group companies since Completion following such change in ownership) except only as specifically set out in this Schedule.

6	All amounts in the Completion Statement and Debt Statement shall be expressed in pounds sterling. Any amounts required to be converted into pounds sterling in the Completion Statement and Debt Statement shall be converted into pounds sterling using the mid-point sterling spot rate of exchange applicable to such other currency published in the Financial Times published in London as at: (i) the Working Capital Completion Date in respect of Working Capital, Cash, the Actual Debt Items Payable Amount and the Actual Tax Liability; and (ii) the Completion Date in respect of the Debt and the Actual Swap Termination Amount.

Part B

Part 1: Preparation of the Completion Statement and Debt Statement

1.	The Buyer shall, within 30 Business Days of Completion, prepare a draft statement (the “Completion Statement”) showing the Working Capital, Cash, Actual Debt Items Payable Amount and Actual Tax Liability on the Working Capital Completion Date and provide the Completion Statement to the SHL 1 Institutional Sellers’ Representative.

2.	The Buyer shall, within 30 Business Days of Completion, prepare a draft statement showing the Debt, the Actual Swap Termination Amount and the Interest Amount as at the Completion Date and provide such statement to the SHL 1 Institutional Sellers’ Representative (the “Debt Statement”).

3.	The SHL 1 Institutional Sellers’ Representative shall notify the Buyer in writing (an “Objection Notice”) within 30 Business Days of receipt whether or not it accepts the draft Completion Statement and the draft Debt Statement for the purposes of this Agreement. An Objection Notice shall set out in detail the SHL 1 Institutional Sellers’ Representative reasons for such non acceptance and specify the adjustments which, in the SHL 1 Institutional Sellers’ Representative opinion, should be made to the draft Completion Statement and the draft Debt Statement. Except for the matters specifically set out in the Objection Notice, the SHL 1 Institutional Sellers’ Representative shall be deemed to have agreed the draft Completion Statement and the draft Debt Statement in full.

4.	If the SHL 1 Institutional Sellers’ Representative serve an Objection Notice in accordance with paragraph 1 above, the Buyer and the SHL 1 Institutional Sellers’ Representative shall use all reasonable efforts to meet and discuss the objections of the SHL 1 Institutional Sellers’ Representative and to agree the adjustments (if any) required to be made to the draft Completion Statement and/or draft Debt Statement, in each case within ten Business Days after receipt by the Buyer of the Objection Notice.

5.	If the SHL 1 Institutional Sellers’ Representative is satisfied with the draft Completion Statement and the draft Debt Statement (either as originally submitted or after adjustments agreed between the SHL 1 Institutional Sellers’ Representative and the Buyer pursuant to paragraph 4 above) or if the SHL 1 Institutional Sellers’ Representative fails to give an Objection Notice within the 30 Business Day period referred to in paragraph 3 above, then the draft Completion Statement (incorporating any agreed adjustments) shall constitute the Completion Statement and the draft Debt Statement (incorporating any agreed adjustments) shall constitute the Debt Statement for the purposes of this Agreement.

6.	If the SHL 1 Institutional Sellers’ Representative and the Buyer do not reach agreement within ten Business Days of receipt by the Buyer of the Objection Notice, then the matters in dispute may be referred by either entity (on the joint application of the SHL 1 Institutional Sellers’ Representative and the Buyer) for determination by an independent firm of chartered accountants of international standing as the SHL 1 Institutional Sellers’ Representative and the Buyer shall agree or, failing agreement, appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales (the “Firm”). The Firm shall be requested to make its decision within 30 days (or such later date as the SHL 1 Institutional Sellers’ Representative, the Buyer and the Firm agree in writing) of confirmation and acknowledgement by the Firm of its appointment. The following provisions shall apply once the Firm has been appointed:

(a)	the SHL 1 Institutional Sellers’ Representative and Buyer shall each prepare a written statement within 10 days of the Firm’s appointment on the matters in dispute which (together with the relevant supporting documents) shall be submitted to the Firm for determination and copied at the same time to the other;

(b)	following delivery of their respective submissions, the SHL 1 Institutional Sellers’ Representative and the Buyer shall each have the opportunity to comment once only on the other’s submission by written comment delivered to the Firm not later than ten days after receipt of the other’s submission and, thereafter, neither the SHL 1 Institutional Sellers’ Representative nor the Buyer shall be entitled to make further statements or submissions except insofar as the Firm so requests (in which case it shall, on each occasion, give the other party (unless otherwise directed) 10 days to respond to any statements or submission so made);

(c)	in giving its determination, the Firm shall state what adjustments (if any) are necessary, solely for the purposes of this Agreement, to the draft Completion Statement and/or draft Debt Statement in respect of the matters in dispute in order to comply with the requirements of this Agreement and to determine finally the Completion Statement and Debt Statement; and

(d)	the Firm shall act as an expert (and not as an arbitrator) in making its determination which shall, in the absence of manifest error, be final and binding on the parties and, without prejudice to any other rights which they may respectively have under this Agreement, the parties expressly waive, to the extent permitted by law, any rights of recourse they may otherwise have to challenge it.

7.	The SHL 1 Institutional Sellers’ Representative and the Buyer shall cooperate with the Firm, and shall comply with all reasonable requests made by the Firm in connection with the carrying out of its duties. In particular, but without limitation, the SHL 1 Institutional Sellers’ Representative and the Buyer shall provide the Firm with all information reasonably required by the Firm in relation to any Group member, and the Firm shall be entitled (to the extent it considers appropriate) to base its determination on such information and on the accounting and other records of each Group member.

8.	The SHL 1 Institutional Sellers’ Representative and the Buyer shall each be responsible for their own costs in connection with the preparation, review and agreement or determination of the Completion Statement and/or Debt Statement. The fees and expenses of the Firm shall be borne equally between the SHL 1 Institutional Sellers’ Representative and the Buyer or in such other proportions as the Firm shall determine.

9.	When the Completion Statement and Debt Statement have been agreed or determined in accordance with the preceding paragraphs, then the amounts shown in the Completion Statement as the Working Capital, Cash, the Actual Debt Items Payable Amount and the Actual Tax Liability and the amounts shown in the Debt Statement as the Debt, the Actual Swap Termination Amount and the Interest Amount shall be final and binding for the purposes of this Agreement.

10.	The SHL 1 Institutional Sellers’ Representative shall consult with the SHL 1 Management Sellers’ Representative and the SHL 3 Institutional Seller in connection with the preparation or negotiation of the Completion Statement and the Debt Statement, the giving of any Objection Notice and any Consideration adjustments contemplated by the Completion Statement and the Debt Statement and shall provide them with such information as they may reasonably request in relation to the foregoing and keep them reasonably informed of the progress of the preparation and negotiation of the Completion Statement and the Debt Statement and any Consideration adjustments contemplated by the Completion Statement and the Debt Statement.

Part C

Pro forma Completion Statement

BALANCE SHEET	Actual	Inc. In working
(IN GBP)	Dec-11	capital
Non-Current Assets
Property, Plant and Equipment	10.0
Intangibles	105.9

Total Non-Current Assets	115.9

Current Assets
Stocks & WIP	2.1	*
Accrued Revenue	0.0	*
Trade Debtors	28.0	*
Doubtful Debtors Provision	(0.7)	*

Interest Debtors	0.0
Company Tax Debtor	3.9
Other Debtors	2.4	*
Prepayments	1.6	*

Cash at Bank (pool)	12.5

Total Current Assets	49.9

TOTAL ASSETS	165.7

Current Liabilities
Trade Creditors	(2.8)	*
Interest Creditors	(0.1)
Other Creditors	(19.6)	*

Deferred Revenue	(28.8)	*
Company Tax Payable	(6.1)
Dividend Payable - External	0.0

Total Current Liabilities	(57.4)

Non-Current Liabilities
Loans - External	(153.1)
Other Creditors - Provisions	(0.7)
Deferred Company Tax	5.1

Total Non-Current Liabilities	(148.7)

TOTAL LIABILITIES	(206.2)

NET ASSETS	(40.4)

Reported Working Capital (Sum *)	(18.5)

Working Capital Adjusted for:

Remove Provisions	0.7
Remove Accrued Interest	0.1
Plum Exceptionals	1.4
Apple Exceptionals	0.1
Exceptional Sales Tax	1.8
Employee Loans	(0.1)
Termination Cost Accruals	0.4
Capex Creditor	0.6
Project Orange	0.0
SODA Pricing AdjustmentA	0.0

Normalisation Adj	4.9

Normalised Working Capital	(13.6)

Target	(13.8)

Note A: No SODA adjustment is required to working capital in the Completion Statement as it will be prepared in accordance with the Audited Accounts

ACTUAL DEBT ITEMS PAYABLE AMOUNT

ACTUAL TAX LIABILITY

CASH

Pro forma Debt Statement

DEBT

ACTUAL SWAP TERMINATION AMOUNT

INTEREST AMOUNT

SCHEDULE 9

ELECTIONS

Check-The-Box Elections

Buyer would like to have the ability to make “check-the-box” elections (a “COB Election”), effective before the closing, for SHL 1, SHL 2, SHL 3, and SHL 4 and any of their subsidiaries (excluding, for this purpose, (i) US entities, (ii) any foreign entity that is a “per-se” corporation under the Treasury regulations issued under Code Section 7701 regulations, and (iii) any foreign entity that is owned, directly or indirectly, by a US entity (the “Excluded Entities”)).

Entities for which Buyer would have this ability are described here as “Eligible Entities”.

In the case Buyer chooses to make a COB Election for:

1.	SHL Products Ltd (UK), Buyer will also make COB Election (or alternatively, Buyer will make an Section 338(g) election) for all of its subsidiaries (other than the Excluded Entities);

2.	SHL Group Limited (UK), Buyer will also make COB Election (or alternatively, Buyer will make an Section 338(g) election) for all of its subsidiaries (other than the Excluded Entities); and

3.	SHL People Solutions Group Holdings Limited (UK), Buyer will also make COB Election (or alternatively, Buyer will make an Section 338(g) election) for all of its subsidiaries (other than the Excluded Entities);

The procedure for making the COB Election would be as follows:

1.	Buyer, at its own expense and with Sellers’ cooperation, will prepare IRS Form 8832 for each Eligible Entity that would make a COB Election, effective as of the day immediately prior to closing, to treat such Eligible Entity as a partnership or disregarded entity for US federal income tax purposes.

2.	Buyer, at its own expense and with Sellers’ cooperation, will prepare (A) if necessary, IRS Form SS-4 to obtain EIN for each Eligible Entity and (2) a certificate under Treasury regulations issued under Code Section 897 stating that the US entities are not US real property holding corporations (“FIRPTA Certificates”).

3.	At the Closing, Sellers would sign the consent statement on the IRS Forms 8832 prepared by the Buyer and the IRS Forms SS-4, and FIRPTA Certificates prepared by Buyer would be signed on behalf of the applicable companies.

4.	No later than 70 days after the closing, Buyer would notify the Seller of the COB Elections it decides to make in the following manner:

(a)	Buyer would send to the Sellers executed copies of IRS Forms 8832 and SS-4 with respect to each Eligible Entity for which it will file COB Elections.

(b)	Buyer will return to the Sellers IRS Forms 8832 and SS-4 for the Eligible Entities for which it will not file COB Elections.

338 Elections

If Buyer does not make COB Elections for SHL 1 and SHL 3, Buyer would like to have the ability to make 338(g) elections for SHL 1 and SHL 3 and any of their subsidiaries (excluding, for this purpose, (i) US entities and (ii) any foreign entity that is owned, directly or indirectly, by a US entity (the “Excluded 338 Entities”)).

In the case Buyer chooses to make a 338(g) election for SHL 1, SHL 2, SHL 3, and SHL 4, then it can also make a 338(g) election for:

1.	SHL Products Ltd (UK), as long as it also makes 338(g) elections (or alternatively, Sellers make a COB Election) for all of its subsidiaries (other than the Excluded 338 Entities);

2.	SHL Group Limited (UK), as long as it also makes 338(g) elections (or alternatively, Sellers make a COB Election) for all of its subsidiaries (other than the Excluded 338 Entities); and

3.	SHL People Solutions Group Holdings Limited (UK), as long as it also makes 338(g) elections (or alternatively, Sellers make a COB Election) for all of its subsidiaries (other than the Excluded 338 Entities).

EXECUTED and delivered as a DEED by	)
)
duly authorised for and on behalf of	)
HG POOLED MANAGEMENT LIMITED	)
in its capacity as Manager of	)	/s/ Richard Donner
HGCAPITAL 5 L.P. whose holdings	)
are registered in the name of	)
HGCAPITAL NOMINEES LIMITED	)	/s/ Matthew Rourke

EXECUTED and delivered as a DEED by	)
)
duly authorised for and on behalf of	)
HG POOLED MANAGEMENT LIMITED	)
in its capacity as Manager of	)	/s/ Richard Donner
HGT L.P. whose holdings	)
are registered in the name of	)
HGCAPITAL NOMINEES LIMITED	)	/s/ Matthew Rourke

EXECUTED and delivered as a DEED by	)
)
duly authorised for and on behalf of	)
HG POOLED MANAGEMENT LIMITED	)
in its capacity as the Manager of the	)	/s/ Richard Donner
HGCAPITAL 5 EXECUTIVE CO-INVEST L.P.	)
whose holdings are registered in the name of	)
HGCAPITAL NOMINEES LIMITED	)	/s/ Matthew Rourke

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by	)
for and on behalf of	)
QWIZ HOLDINGS LLC	)	/s/ Michael B. Kessler
Director

EXECUTED and delivered as a DEED by	)
for and on behalf of	)
VSS COMMUNICATIONS PARTNERS IV, L.P.	)
	)	/s/ Jeffrey Stevenson

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by		)
STEPHANE AMIOT		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
EMMA LANCASTER		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
CHRISTOPHER SANDHAM		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
ORNELLA CHINOTTI		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by		)
NICHOLAS HALLWOOD		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
CLAIRE LITTLE		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
MARK HARRAP		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
KEVIN KERRIGAN		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by	)
MARTIN FRANKS	)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by	)
EUGENE BURKE	)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by	)
ANDREW ROSS	)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by	)
IVOR BRINKMAN	)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by		)
JOHN BATESON		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
MICHAEL TIMS		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
CHRIS CLARKE		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
PAUL LEVETT		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by		)
DAVID LEIGH		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
HELEN DEAVIN		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
DAVID THORPE		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
ANDREW BRADSHAW		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by		)
PETER CONGALTON		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
STEPHANIE CHRISTOPHER		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
PETER HUMPHREYS		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
ROBERT MORGAN		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by		)
MATTI TAIPALE		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
NADENE VENTER		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
STEPHEN READ		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
PER CARLSSON		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by		)
ANDY MCCALLUM		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
SABINE REID		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
PHIL ROBERTS		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
DIANE VAN HOVE SALMON		)	/s/ Emma Lancaster

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

EXECUTED and delivered as a DEED by		)
for and on behalf of		)
Barclays Wealth Trustees		)	/s/ Emma Lancaster

(Guernsey) Limited		)

in the presence of :

Witness’s Signature	/s/ Rachel Short

Witness’s Name	Rachel Short

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]

EXECUTED and delivered as a DEED by		) )
for and on behalf of		)
THE CORPORATE EXECUTIVE		)
BOARD COMPANY (UK) LIMITED		)	/s/ Richard S. Lindahl

in the presence of :

Witness’s Signature	/s/ Pamela Auerbach

Witness’s Name	Pamela Auerbach

Witness’s Address

EXECUTED and delivered as a DEED by		) )
for and on behalf of		)
THE CORPORATE EXECUTIVE		)
BOARD COMPANY		)	/s/ Richard S. Lindahl

in the presence of :

Witness’s Signature	/s/ Pamela Auerbach

Witness’s Name	Pamela Auerbach

Witness’s Address

[SIGNATURE PAGE – PROJECT ORANGE SPA]